As filed with the Securities and Exchange Commission on September 18, 2006
Registration No. 333-132893

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
AMENDMENT NO. 4

FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

UPSNAP, INC.
(Name of small business issuer in its charter)

Nevada	7375	20-0118697
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

134 Jackson Street, Suite 203, P.O. Box 2399
Davidson, North Carolina 28036
(704) 895-4121
(Address and telephone number of principal executive offices)
__________________________________________________
Tony Philipp
Chief Executive Officer and President
134 Jackson Street, Suite 203, P.O. Box 2399
Davidson, North Carolina 28036
(704) 895-4121

(Names, addresses and telephone numbers of agents for service)
with a copy to:
Gregory Katz, Esq.
Lou Bevilacqua, Esq.
Thelen Reid & Priest LLP
875 Third Avenue
New York, NY 10022-6225
(212) 603-2000
__________________________________________________

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated September 18, 2006

UPSNAP, INC.

8,190,062 Shares of Common Stock

This prospectus relates to 8,190,062 shares of common stock of UpSNAP, Inc. that may be sold from time to time by the selling stockholders named in this prospectus. The shares consist of 3,045,394 shares of our common stock held by certain of the selling stockholders and 5,144,668 shares underlying warrants held by certain of the selling stockholders. We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised.

Our common stock is quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “UPSN.OB”. The closing sales price for our common stock on September 15, 2006 was $0.93 per share, as reported on the OTC Bulletin Board. You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

The selling stockholders, and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Investing in the shares being offered pursuant to this prospectus involve a high degree of risk. You should carefully read and consider the information set forth in the section of this prospectus titled “Risk Factors,” beginning on page 3, when determining whether to purchase any of these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _________, 2006.

MANAGEMENT	19
DESCRIPTION OF PROPERTY	21
EXECUTIVE COMPENSATION	21
LEGAL PROCEEDINGS	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
CHANGE IN ACCOUNTANTS	22
SELLING STOCKHOLDERS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
DESCRIPTION OF CAPITAL STOCK	29
SHARES ELIGIBLE FOR FUTURE SALE	30
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	32
EXPERTS	32
WHERE YOU CAN FIND MORE INFORMATION	33

i

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Except as otherwise indicated by the context, references in this prospectus to “UpSNAP,” “we,” “us,” or “our,” are references to the combined business of UpSNAP, Inc. and its wholly-owned subsidiary, UpSNAP USA, Inc. or UpSNAP USA. The terms “UpSNAP,” “we,” “us,” or “our” in each case do not include the selling stockholders. References to “Securities Act” are references to the Securities Act of 1933, as amended and references to “Exchange Act” are references to the Securities and Exchange Act of 1934, as amended.

The Company

Our Business Generally

UpSNAP is a mobile search engine that helps mobile consumers quickly find mobile content and entertainment services. UpSNAP provides a seamless platform for search & content delivery to all mobile devices in the United States. Our catalog of free and premium streaming audio content delivers compelling content from some of the world’s premier brands including Fan Scan, the NASCAR in car-audio application on Sprint/Nextel, ABC, ESPN Radio, ESPN Deportes, Radio Disney and Batanga.  UpSnap currently operates in the United States only.

Our platform allows a mobile consumer to search for mobile content, information services such as directory assistance, weather and Homeland Security alerts, and premium content using text messaging. Currently, mobile consumers must load up a WAP, or wireless application protocol data package, to browse web sites, or pay as much as $2.50 for 411 information directory services.

Our patent-pending technology combines a highly flexible search and command language with a rich multi-media Voice over Internet Protocol, or VoIP, back-end that connects merchants that are anxious to gain new customers, with consumers that can benefit from the free search service.

UpSNAP generates revenues today from the sale of its premium streaming audio content to consumers. To date we have generated no significant revenues from our information service.

From inception through 2005 UpSNAP has been primarily engaged in research and development. A beta version of our mobile search engine was released in November 2004. The mobile search engine went live to consumers in November 2005.

Background

We were incorporated under the name Manu Forti Group Inc. in the state of Nevada on July 25, 2003. Initially, our plan was to explore mineral property.  However, we ceased those efforts in the summer of 2005. On November 15, 2005, we completed a reverse acquisition transaction with UpSNAP USA, Inc., a Nevada corporation, (formerly, Up2004SNAP, Inc.) that had been formed in April 2004. UpSNAP USA, Inc. is a mobile search engine company that helps consumers find merchants and local services instantly. In connection with the reverse acquisition transaction, UpSNAP USA, Inc. became our wholly-owned subsidiary and we changed our name from Manu Forti Group Inc. to UpSNAP, Inc.

We issued to the stockholders of UpSNAP USA 11,730,000 shares of our common stock, constituting 62.4% of our common stock, in exchange for all of the issued and outstanding capital stock of UpSNAP USA. UpSNAP USA thereby became our wholly-owned subsidiary and the former stockholders of UpSNAP USA became our controlling stockholders.  For accounting purposes, the share exchange transaction was treated as a reverse acquisition with UpSNAP USA as the acquirer and UpSNAP, Inc. as the acquired party. When we refer in this prospectus to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of UpSNAP USA.

Recent Events

On January 6, 2006, we completed the acquisition of substantially all of the assets of XSVoice. XSVoice is a Nashville-based wireless platform and application developer that, through its proprietary SWInG (Streaming Wireless Internet Gateway) technology, enables mobile access to virtually any type of audio content, including Internet-based streaming audio, radio, television, satellite and other audio source. With XSVoice’s technology, carrier distribution channels and premium content provider relationships, wireless users can access a continuously growing array of streaming, mobile-oriented information and entertainment services.

In addition to assuming certain liabilities, we paid to the seller $198,828.81 in cash, agreed to pay an additional $500,000 if and when a majority of our Series A Warrants are exercised or at least $3,200,000 of additional equity capital has been raised by us within 12 months from the Closing Date and issued to the seller 2,258,470 unregistered shares of our common stock, $.001 par value, of which 590,710 shares are to be released on achievement of certain revenue targets..

Capital Transactions Related to the Reverse Merger

In September and October of 2005, we completed a private placement in which we sold 2,384,668 shares of our common stock at a price of $0.90 per share for aggregate gross proceeds of $2,146,200 and issued series A warrants to purchase up to an additional 2,384,668 shares of our common stock at an exercise price of $1.50 per share. The Series A warrants expire on March 30, 2007 subject to earlier expiration under certain circumstances. This private placement was a condition to the consummation of the transaction pursuant to which we acquired UpSnap USA. The private placement was conducted by the Company. The investors in the private placement were the selling shareholders of this offering.

On October 31, 2005, we entered into a Debt Conversion Agreement with four holders of our notes having an aggregate principal amount plus accrued interest of $145,363. Under the Debt Conversion Agreement, we converted all of these notes and any accrued interest into our common stock at a rate of $0.50 per share. 290,726 shares of our common stock were delivered to the holders of the notes.

In October, 2005, we issued 1,500,000 series B warrants to purchase an equal number of shares of our common stock to Sundar Communications Group Inc. or Sundar Communications in consideration of the investor relations services provided by Sundar Communications. We also issued 700,000 series B warrants to ExecutivesCorner LLC giving them the right to purchase an equal number of shares in consideration of the investor relations services provided by ExecutivesCorner LLC. These warrants have an exercise price of $1.10 and expire in five years, subject to earlier expiration under certain circumstances.

In November 2005, we issued 370,000 shares of our common stock and 560,000 warrants to Viant Capital LLC, a registered broker-dealer, in consideration for services provided to us in connection with the reverse acquisition transaction. These warrants have an exercise price of $0.90 and expire in five years.

Pursuant to this prospectus, we are registering the shares sold in the above listed transactions for resale by the selling stockholders identified starting on page 24. These shares may be offered by the selling stockholders through public or private transactions, at prevailing market prices or at privately negotiated prices. See “PLAN OF DISTRIBUTION” on page 30. We will not receive any portion of the proceeds from the resale of these shares, however, we will receive proceeds from the exercise of the warrants when and if the warrants are exercised. Our common stock is quoted on the OTC Bulletin Board under the symbol “UPSN.OB”.

The Offering

Common stock offered by selling stockholders	8,190,062 shares, including 5,144,668 shares underlying warrants
Common stock outstanding before the offering	21,151,324 shares (1)
Common stock outstanding after the offering	26,295,992 shares (2)
Proceeds to us
We will not receive proceeds from the resale of shares by the Selling Stockholders, however, we will receive proceeds if and when the warrants are exercised. We will use these proceeds for general corporate and working capital purposes.

(1)	Based on the number of shares outstanding as of the date of this prospectus, not including 5,144,668 shares issuable upon exercise of various warrants to purchase our common stock.
(2)	Assumes the issuance of all shares offered hereby that are issuable upon exercise of warrants.

Risk Factors

UpSNAP has a very limited history of operations, and is subject to many risks associated with early-stage companies, including the need for expanding our distribution channels and fending off competition from established entities.  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  However, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  We project that without raising additional capital our cash balances may fall to levels that will not sustain operations. We have no commitments for additional capital. For a more detailed discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 3 of this prospectus.

Additional Information

Our corporate headquarters are located at 134 Jackson Street, Suite 203, Davidson, North Carolina 28036. Our telephone number is (704) 895-4121. We maintain a website at www.upsnap.com that contains information about us, but that information is not a part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. In this event, you could lose all or part of your investment.

Financial Risks

Our business has posted net operating losses, faces an uncertain path to profitability, and we have limited cash resources. For the investor, potential adverse effects of this include failure of the company to continue as a going concern.Our auditors have expressed substantial doubt about our ability to continue as a going concern.

From the inception of our operating subsidiary, UpSNAP USA, until June 30, 2006, UpSNAP USA has had accumulated net losses of $1,497,762. Our auditors have raised substantial doubt about our ability to continue as a going concern due to recurring losses from operations. In Q3 of current fiscal year, we posted sales of $247,407 net of carrier charges from the sale of premium subscription services for mobile content. However, we expect to continue to have net operating losses until we can expand our sales channel and implement our marketing efforts. These continued net operating losses together with our limited working capital and the uncertainties of operating in a new industry make investing in our company a high-risk proposal.

Our business is difficult to evaluate because we have a limited operating history in a new industry. The adverse effects of a limited operating history include reduced management visibility into forward sales, marketing costs, customer acquisition and retention which could lead to missing targets for achievement of profitability.

UpSNAP is operating with a brand new business based around mobile search and content. Business planning and forecasting is difficult to achieve, because the company has a new business model which has not been applied to the mobile markets before. For example, in order to track customer retention and repeat sales levels, it is necessary to have at least 12-24 months of operating history, before management can provide accurate levels of customer churn. It is also difficult to measure seasonal effects with a limited operating history.

We expect to incur expenses associated with the expansion of our sales and marketing efforts and from promotional arrangements with our strategic partners. We expect that our future agreements and promotional arrangements with our strategic partners may require us to pay consideration in various forms, including the payment of royalties, license fees and other significant guaranteed amounts based upon revenue sharing agreements and the issuance of stock in certain cases. In addition, our promotional arrangements and revenue sharing agreements may require us to incur significant expenses, and we cannot guarantee that we will generate sufficient revenues to offset these expenses. To date, UpSNAP has entered into revenue share relationships with carriers and content providers at industry standard margins and has not issued, nor is in discussion with any party to issue stock or warrants, or enter into promotional arrangements to include guaranteed minimum payments. Based on management experience, future contractual arrangements will be based upon standard revenue share relationships at industry-standard margins. We cannot guarantee that we will be able to achieve sufficient revenues in relation to our expenses to become profitable. Even if we do attain profitability, we may not be able to sustain ourselves as a profitable company in the future.

The Company has limited resources to execute its business plan. The risk for investors is that the share price may suffer as better financed competition takes market share, or the company is forced to raise additional funds on unfavorable terms to the existing stockholders.

In September and October 2005, we raised $2,146,200 in a private placement transaction. As of the date of this prospectus, we had approximately $488,000 in cash and cash equivalents. The Company’s current financial models indicate that within five months the Company’s cash balances may fall to levels that will not sustain operations. This financial model is highly sensitive to revenue forecasts based on new revenue sources which may not materialize. Therefore, we may be dependent on raising additional capital. We have no commitments for such capital.

Current funding limits our operating plan to a conservative one and our auditors have expressed substantial doubt about our ability to continue as a going concern. We will need additional funding to ensure that we are able to contiue operating and compete in a dynamic and high growth mobile sector. Our financial resources are limited and the amount of funding that we will need to develop and commercialize our products and services is highly uncertain. Adequate funds to sustain operations and grow the business may not be available when needed or on terms satisfactory to us. A lack of funds may cause us to cease operations, or delay, reduce and/or abandon certain or all aspects of our product development programs. If additional funds are raised through the issuance of equity or convertible debt securities, your percentage ownership in us will be reduced, existing stockholders may suffer dilution. The securities that we issue to raise money may also have rights, preferences and privileges that are senior to those of our existing stockholders.

We anticipate that our results of operations may fluctuate significantly from period to period due to factors that are outside of our control, which may lead to reduced revenues or increased expenditures.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control. Some of the factors that may affect our quarterly and annual operating results include:

•	our ability to establish and strengthen brand awareness;
•	our success, and the success of our potential strategic partners, in promoting our products and services;
•	the overall market demand for mobile services and applications of the type offered by us;
•	the amount and timing of the costs relating to our marketing efforts or other initiatives;
•	the timing of contracts with strategic partners and other parties;
•	fees that we may pay for distribution and promotional arrangements or other costs that we may incur as we expand our operations;
•	our ability to compete in a highly competitive market, and the introduction of new products; and
•	economic conditions specific to the telecommunications and mobile services industries and general economic conditions.

As a result of our limited operating history and the emerging nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately.

Business Risks

We are dependent on strategic partners for content and sales distribution to consumers. If these partnerships were to cease, this could lead to loss of revenues and customers.

UpSNAP relies on the US mobile carriers Verizon, Sprint/Nextel, T-Mobile, and Cingular to sell its products and collect revenues which are then passed onto UpSNAP. Although management has no reason to believe that these arrangements are going to be adversely affected in the future, it is management experience that carrier contracts are prone to change and re-negotiation. UpSNAP also relies on the content developers to enter into commercially reasonable relationship with the company to allow for the re-selling of the content to consumers. UpSNAP has over 140 content partners and is not dependent on any one content supplier.

We are dependent upon our executive officers, managers and other key personnel, without whose services our prospects would be severely limited leading to loss of revenue and customer acquisition.

Our success depends to a significant extent upon efforts and abilities of our key personnel, in particular our Chief Executive Officer Tony Philipp. The loss of Tony Philipp could have a material adverse effect upon us, resulting in loss of current business relationships, strategy and planning. Competition for highly qualified personnel is intense and we may have difficulty replacing such key personnel. UpSNAP has no key man insurance in place to help alleviate the loss.

The mobile search engine market in which we operate is subject to intense competition and we may not be able to compete effectively resulting in loss of revenues or customers.

We compete in the mobile search engine market. This market is becoming increasingly more competitive. We face competition from the existing search players, such as Google and Yahoo!, and newcomers to the mobile search markets, such as 4INFO, and Askmenow. There are relatively low barriers to entry into the mobile search engine market. Many of our competitors or potential competitors have longer operating histories, longer customer relationships and significantly greater financial, managerial, sales and marketing and other resources than we do. We are particularly vulnerable to efforts by well funded competitors and will lose market share unless we can attain a critical mass of consumers, strategic partners, and affiliates, as well as strong brand identity.

UpSNAP is largely dependent on one strategic relationship. We need to significantly expand our distribution channels. Failure to expand our distribution channels will result in reduced customer acquisition, and reduced revenues.

In Q3 of Fiscal 2006 substantially all of our revenues were generated from the Sprint/Nextel Distribution relationship. Due to the Sprint/Nextel merger, we do not have in place a current contract with Sprint. We continue to operate under the terms of the expired contract and as such, the relationship could be terminated at any time. We are working towards formalizing an ongoing contract with Sprint. In order to decrease our dependence on one major US carrier, we need to enhance our ability to find new strategic partners in order to create additional distribution channels for our products and to generate increased revenues. We expect that we will need to invest on an ongoing basis to expand our partner sales force. The creation of strategic partnerships requires a sophisticated sales effort targeted at the senior management of prospective partners. Given our limited budget of $150,000 dedicated to this effort, we can only focus on a very limited number of distribution opportunities.

We plan to build our business through merger with or acquisition of existing technology companies but may not be successful in finding merger or acquisition partners. In addition we may need to seek additional finance to support the acquisitions. The financing and acquisitions will most likely involve the issuance of common stock, which may result in dilution of the current shareholders.

We plan to build our business through the merger with or acquisition of existing technology companies that will benefit our application service business. It is reasonable to expect that such activity will be an ongoing part of our business development efforts. At any given time, we could be in process of analyzing or making an offer for such a transaction. However, any discussion or speculation on specific transactions is only conjecture until such time that a definite agreement is signed and announced in an SEC filing. It is possible that no transactions will take place at all.  Currently we do not have any specific plans, proposals or arrangements to issue shares of common stock for any purposes including any future acquisitions and/or financing.

Our intellectual property and other proprietary rights are valuable, and any inability to protect them could adversely affect our business and results of operations; in addition, we may be subject to infringement claims by third parties which we may be unable to settle.

Our ability to compete effectively is dependent upon our ability to protect and preserve the intellectual property and other proprietary rights and materials owned, licensed or otherwise used by us. We currently have a patent-pending technology. We cannot assure you that the patent application will result in an issued patent, and failure to secure rights under the patent application may limit our ability to protect the intellectual property rights that the application was intended to cover. Although we have attempted to protect our intellectual property and other proprietary rights both in the United States and in foreign countries through a combination of patent, trademark, copyright and trade secret protection, these steps may be insufficient to prevent unauthorized use of our intellectual property and other proprietary rights, particularly in foreign countries where the protection available for such intellectual property and other proprietary rights may be limited. To date, we are not currently engaged in and have not had any material infringement or other claims pertaining to our intellectual property brought by us or against us in recent years. We cannot assure you that any of our intellectual property rights will not be infringed upon or that our trade secrets will not be misappropriated or otherwise become known to or independently developed by competitors. We may not have adequate remedies available for any such infringement or other unauthorized use. We cannot assure you that any infringement claims asserted by us will not result in our intellectual property being challenged or invalidated, that our intellectual property will be held to be of adequate scope to protect our business or that we will be able to deter current and former employees, contractors or other parties from breaching confidentiality obligations and misappropriating trade secrets. In addition, we may become subject to claims against us which could require us to pay damages or limit our ability to use certain intellectual property and other proprietary rights found to be in violation of a third party’s rights, and, in the event such litigation is successful, we may be unable to use such intellectual property and other proprietary rights at all or on reasonable terms. Regardless of its outcome, any litigation, whether commenced by us or third parties, could be protracted and costly and could result in increased litigation related expenses, the loss of intellectual property rights or payment of money or other damages, which may result in lost sales and reduced cash flow and decrease our net income.

In order to be successful and profitable, we must grow rapidly. We expect that rapid growth will put a large strain on our management team and our other resources. We may not have sufficient resources to manage this growth effectively leading to potential loss of customers through poor service and support.

We anticipate that a period of significant expansion will be required to address potential growth in our customer base, market opportunities and personnel. This expansion will place a significant strain on our management, operational and financial resources. To manage the expected growth of our operations and personnel, we will be required to implement new operational and financial systems, procedures and controls, and to expand, train and manage our growing employee base. We also will be required to expand our finance, administrative and operations staff. Further, we anticipate that we will be entering into relationships with various strategic partners and third parties necessary to our business. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. Management may not able to hire, train, retain, motivate and manage required personnel for our planned operations.

Our business is subject to frequent technology changes, multiple standards, rapid roll-out of new mobile handsets, and changes in the method of Internet broadcasting delivery, that could lead to us being unable to provide our services to some our existing and new users, leading to loss of revenues, poor performance or both.

We are presently able to sell and deliver information to our product carriers throughout the world, but any changes in the method of delivery of Internet broadcasting or mobile communications standards, could result in our not being able to deliver our services to some or all of our customers. We will continue to develop our technology to address emerging mobile platforms and standards to avoid this problem, but no assurance can be given that this will be accomplished in a timely manner.

Some of our existing stockholders can exert control over us and may not make decisions that are in the best interests of all stockholders which could lead to a reduced stock price.

As of the date of this prospectus, officers, directors, and stockholders holding more than 5% of our outstanding shares collectively controlled approximately 55.5% of our outstanding common stock. As a result, these stockholders, if they act together, would be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Accordingly, this concentration of ownership may harm the market price of our common stock by delaying or preventing a change in control of us, even if a change is in the best interests of our other stockholders.

In addition, the interests of this concentration of ownership may not always coincide with the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.  No officers or directors of UpSNAP are currently or have ever been affiliated with any of the other greater than 5% beneficial owners.

Market Risks

A limited public market exists for the trading of our securities, which may result in shareholders being unable to sell their shares, or forced to sell them at a loss.

Our common stock is quoted on the NASD Over-the-Counter Bulletin Board. Our common stock is thinly traded and has little to no liquidity. The stock has a limited number of market makers, and a limited number of round lot holders. As a result, investors may find it difficult to dispose of our securities. This lack of liquidity of our common stock will likely have an adverse effect on the market price of our common stock and on our ability to raise additional capital.

If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the low revenue nature of our business and because we are a new public company with a relatively limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

We do not intend to pay dividends to our stockholders, so you will not receive any return on your investment in our company prior to selling your interest in us.

We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future. If we determine that we will pay dividends to the holders of our common stock, we cannot assure that such dividends will be paid on a timely basis. As a result, you will not receive any return on your investment prior to selling your shares in our company and, for the other reasons discussed in this “Risk Factors” section, you may not receive any return on your investment even when you sell your shares in our company and your shares may become worthless.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. We have authorized 97,500,000 shares of common stock. As of the date of this prospectus, we have outstanding 21,151,324 shares of common stock. Accordingly, we have 76,348,676 shares of common stock available for future sale.

As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market under Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a person who has held restricted shares for a period of one year may, on filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to
1% of the outstanding shares for Bulletin Board Companies. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held for two years.

Because our stock is considered a penny stock, any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.

Our common stock is a “penny stock” within the meaning of Rule 15g-9 to the Securities Exchange Act of 1934, which is generally an equity security with a price of less than $5.00. Our common stock is subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor.

In addition, the penny stock regulations require the broker-dealer to:

•
deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities; and
•
send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity of our securities may be decreased, with a corresponding decrease in the price of our securities. Our common stock in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

USE OF PROCEEDS

We will not receive any portion of the proceeds from the sale of common stock by the selling stockholders. We may receive proceeds of up to $6,501,002 if all the warrants held by the selling stockholders are exercised. Management currently anticipates that any such proceeds, if received, will be utilized for working capital and other general corporate purposes. We cannot estimate how many, if any, warrants may be exercised.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends. We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Principal Market and Market Prices

Our common stock is quoted on the over-the-counter market on the OTC Electronic Bulletin Board, under the symbol “UPSN.OB.” On November 8, 2004, the National Association of Securities Dealers cleared us for quotation. Prior to this period, there was no public trading market for our securities. The following table sets forth, for the periods indicated, the high and low bid prices of our share of common stock, adjusted for the 1.3 for 1 forward stock split effected on November 7, 2005.

2004	High	Low
Quarter ended March 31	$0.00	$0.00
Quarter ended June 30	0.00	0.00
Quarter ended September 30	0.00	0.00
Quarter ended December 31	0.00	0.00

2005
Quarter ended March 31	1.50	1.50
Quarter ended June 30	1.15	0.77
Quarter ended September 30	1.54	0.77
Quarter ended December 31	3.22	1.25

2006
Quarter ended March 31	2.78	1.41
Quarter ended June 30	1.81	1.02

The volume of trading in our common stock has been limited and the bid prices as reported may not be indicative of the value of our common stock or of the existence of an active trading market. These over-the-counter market quotations may not necessarily represent actual transactions. They reflect inter-dealer prices without retail markup, markdown or commissions.

Approximate Number of Holders of Our Common Stock

As of the date of this prospectus, there were approximately 94 stockholders of record of our common stock.

PLAN OF OPERATION

Business Overview

UpSNAP is a mobile search engine that helps mobile US consumers quickly find mobile content and entertainment services. UpSNAP provides a seamless platform for search & content delivery to almost all mobile devices in the United States. Our catalog of free and premium streaming audio content delivers compelling content from some of the world’s premier brands including Fan Scan, the Nascar in car-audio application on Sprint/Nextel, ABC, ESPN Radio, ESPN Deportes, Radio Disney & Batanga.  We currently operate only in the United States.

General

Consumer interest and spend on mobile phones and services are showing the highest growth rates ever. In the US, according to the Cellular Telecommunications & Internet Assocation (CTIA) as reported in its Semi-Annual Wireless Survey Year-End 2005, subscribers grew by 25 million from June 2004 to June 2005. As of December 2005 there were 207 million currently subscribed cell phone users in the US according to this report.

UpSNAP’s search technology is based on text messaging or Short Message Service (SMS) which is proving to be extremely popular amongst the youth demographic in the United States.

According to the CTIA’s April 2006 Wireless Quick Facts Report, 9.8 billion messages were sent in December 2005, up 109% from 4.8 billion messages in December 2004. 48.7 billion SMS messages were sent in the last six months of 2005, up 50% from 32.5billion in the first six months of 2005, and up 97% from 24.7 billion in the last six months of 2004.

CTIA Reports are available from http://www.ctia.org/ and are free to the public.

Mobile Search Business Model

UpSNAP operates the service in the United States. We rely on third party operators for our advertising.

Putting as few obstacles between joining merchants and buyers together has proved to be a highly successful business strategy that has created several billion dollar industries. In the 1980s 1-800 services became enormously popular, and enabled consumers to reach merchants at no cost. In the 1990s, merchants paid for ‘clicks’ on Internet advertisements on search engines such as Yahoo! and Google. Again, these services were virtually free to the consumer, and the merchant paid for new incoming business. Currently, cellular customers have to pay up to $1.50 for a merchant number using cellular 411 directory assistance services, or have to use expensive handsets and data packages to view a web site, crammed onto a tiny mobile browser.

UpSNAP provides a SMS based search engine that allows mobile subscribers to quickly and easily search for mobile content and information services. The consumer pays for the cost of sending a text message, which can vary from free, to a few cents per message depending on their mobile contract with their carrier.

UpSNAP business model is to generate consumer traffic from the provision of these search services, and then up-sell premium content, or direct response advertising as a ‘pay per call” service targeted according to the nature of the consumer search.

The business model is a media model - reliant on the sale of subscriptions and advertising from content-based services.  We rely on third-party operators for our advertising sales.

One of the key problems to establishing a media model for cell-phones is the difficulty of rolling out media based services to all the many carrier platforms and different handsets. The cellular industry has many competing technologies, standards and platforms.

UpSNAP solves this problem by allowing its premium services to be broadcast to any cell-phone using its proprietary technology outlined below.

Principal Products and Services

UpSNAP has three principal products and services:

1	Mobile Search Engine Platform

2	Pay-Per-Call Advertising services using our Voice over Internet Protocol (VoIP) platform

3	SWinG streaming audio platform and Premium audio content supplied from content partners

(1)    Mobile Search Engine Platform

The UpSNAP mobile search engine platform allows consumers to search via text message to a mobile “short-code” or 5 digit telephone number, which in our case is 2SNAP (27627). Current services include yellow pages directory assistance, sport scores, horoscopes, price comparison shopping services, weather, calorie counter, spelling, and airline travel information. Consumers type in search requests e.g. Leo for a star sign reading. The consumer will be offered a free horoscope, but also receive an advertisement via a text message to speak with an astrologer direct or hear an extended audio horoscope.

Similarly, consumers looking for sports scores, for example, will receive a text message advertising UpSNAP premium sports services. The short-code can also be used for Premium Text Messaging Services (PSMS) which are directly billed by the carriers, and included on the consumers phone bill. UpSNAP has PSMS services provisioned for billing with most of the major US carriers including, Cingular, Sprint/Nextel, T-Mobile and Alltel. These short-codes at present will only work on US handsets, limiting the geographic coverage of the service to those areas in the United States with cell-phone coverage. Our mobile search engine was launched live to consumers in November 2005.

These searches do not generate any revenue for UpSNAP. They are free content to the consumer and are used by UpSNAP as a promotional vehicle to convert consumers from free to paid services.

(2)       Pay-Per-Call Advertising Platform

Once a consumer makes a search for a specific search category or uses a “key-word’ identified and purchased by an UpSNAP partner as indicative of buying behavior, the UpSNAP advertising platform inserts a “paid’ advertising listing into the search reply.

UpSNAP has a Voice Over Internet Protocol (VoIP) switch which seamlessly bridges the merchant telephone number with the consumer via a call connect. Our Pay Per Call advertising platform can then record the number of calls received by a merchant and produce an audit trail for a billing engine. UpSNAP partners with specialized “Pay-Per-Call” companies, that sign-up advertisers nationwide throughout the US for this type of advertising. Our pay-per-call advertising platform technology was built in 2005, and our first pay-per-call-partnership was announced with Ingenio, who provides pay-per-call advertisers nationwide on May 4, 2006. We rely on third party operators for our advertising. For example if a national pizza chain were to only want to target select US cities, our third party partners would only pass us the advertising for a specific geographical locale.

UpSNAP will generate future revenues based on negotiated revenue share arrangements with “Pay-Per-Call” companies.  To date we have generated no significant revenues from our Pay-Per-Call Advertising Platform.

       (3)             Swing Streaming Audio Platform

UpSNAP’s SWinG (Streaming Wireless Internet Gateway) platform, enables mobile access to virtually any type of live and on-demand streaming audio content. The software translates data from almost any type of common audio format, for example MP3 files, to allow it to be streamed to cell-phones capable of supporting audio streaming. If the cell-phone does not have any data services, the platform broadcasts the audio via the voice channel on the cell-phone. The SWinG platform is thus able to be used on any cell phone in the United States, regardless of handset, data package or software. The SWinG platform was built over the course of 2002-2004 and is fully operational.

Our catalog of free and premium streaming audio content delivers compelling content from some of the world’s premier brands including Fan Scan, the NASCAR in car-audio application on Sprint/Nextel, ABC, ESPN Radio, ESPN Deportes, Radio Disney & Botanga. The catalogue of content includes over 130 radio stations, with a wide selection of content ranging from Christian Radio to Hip-Hop.

The company generates subscription revenues from the SWinG platform by providing the technology platform to major companies that already have a relationship with the carriers, such as ESPN and NASCAR. In addition, the Company generates revenues acting as the principal in the relationship with the carriers, providing content from over one hundred third party content providers.

The subscription revenues can take two forms. 1.) One off Subscription: A consumer subscribes for a particular event or for a limited amount of time. For example, in the case of the NASCAR Fan-Scan in car audio content, consumers purchase a “$4.99 race pass” that is only good for one NASCAR race, and will simply expire after the race is finished. 2.) Recurring Subscribers: Consumers can also subscribe per month. For example, in the case of the NASCAR Fan-Scan in car audio content, consumers purchase a “$9.99 race pass” that is valid for use each month, until the consumer chooses to opt out.

In each case, the cost of the paid service is added to the consumers phone-bill, and the carriers pay UpSNAP after deducting their margin and associated costs.

Margins

The selling of mobile content typically involves

1
The wireless carrier, who operates the cellular infrastructure and billing interface to add micro-payments from wireless services onto the customer phone bill. The carrier will typically demand 30-50% of the gross revenues. UpSNAP reports revenues net of the carrier gross margin. For example, if UpSNAP sells an application for $10.00 to the consumer, UpSNAP would only report $5-$7 of net revenue.

2	An aggregator or mobile delivery and clearing house for the receipt and delivery of mobile messages will take 5-10% of the gross sale value

3
The content owner who has the rights to the mobile content typically will take 20-85% of the net proceeds of the sale after all carrier and distribution charges depending on the nature, exclusivity and licensing rights of the content. If the content owner has a large brand, and distribution rights and relationships with the wireless operators, the content owner will be able to demand a higher margin, but will also bring much higher volume to the transaction. If the content is not exclusive, or is not a name brand, the content owner will be reliant on other companies such as UpSNAP to promote and distribute the application, and will thus take a much smaller margin.

The mobile supplier, in this case UpSNAP, takes between 15-80% of the remaining net revenue, A large media brand that has distribution with the wireless carriers and exclusive content will typically act as the principal in the wireless application deal, and will retain their brand and direct consumer relationship (via the mobile operator) with the consumer. In this case UpSNAP acts as a service provider, and will typically be paid a smaller margin and will not show the revenues from the content. In all other cases, UpSNAP acts a the principal in the wireless application deal. UpSNAP builds the application, makes it available on its servers, and on the wireless handsets, introduces the content into the wireless distribution channels, sets the price, and handles all the customer related issues and support.

Distribution Agreements

Distribution of the UpSNAP suites of services is multi-tiered but can be summarized as:

•
Carrier or “on deck” promotion - where the carrier actually promotes the service from the menu’s on the carrier handset, bills the consumer on their mobile phone bill, and takes its share, and then remits the balance to UpSNAP. UpSNAP has ‘on deck’ agreements with Sprint/Nextel.

•
Off Deck Promotion - where the consumer signs up for services through traditional media promotions, internet advertising, affiliate marketing relationships, or other media channels directly, and payment is made via a short-code or Premium SMS (PSMS) to the consumer's mobile phone bill. UpSNAP has billing relationships in place with most major US carriers including, Cingular, Verizon, Sprint/Nextel and Alltel, and has begun initial test marketing direct to customers.

•
White-label or third-party branded services, where UpSNAP sells its suite of search applications, content and services to third-parties, who when resell its services. UpSNAP has not yet entered into any such deals, but industry standard arrangements for these type of deals are largely done on a revenue-share basis, while some are performed on a license basis. These third-parties include media companies, who have relationships with local media and merchants, but lack the technology to offer mobile search and entertainment services.

Plan of Operations

In Q3 of Fiscal 2006 UpSNAP posted sales of $247,408 net of carrier charges from the sale of its premium subscription services for mobile content. These revenues were largely generated from sales of its Fan Scan Nascar in-car Audio content, sold via Sprint/Nextel and premium music radio sales.

In order to increase its revenues UpSNAP plans to aggressively market its search and entertainment technology to all three of these distribution channels outlined above over the course of 2006.

In addition, we expect to perform continued research and development around mobile search and integration of multi-media content during the course of the next 12 months. We may also enter into significant acquisitions, joint ventures, or offshore outsourcing programs to rapidly increase the amount of programming resource available to the company to allow us to continue to innovate in the marketplace.

Our growth strategy contemplates acquisitions.  During the first Quarter of 2006 we successfully integrated the assets and personnel of XSVoice into the company. We continue to look for acquisition targets for 2006 although this will depend upon the timing and availability of appropriate acquisition opportunities. Our business plan calls for acquisitions in the advertising sector, that will allow us increase our average revenue per subscriber as well as our distribution channels.

As of the date of this prospectus we have a total of nine full-time employees and two full-time contractors working for UpSNAP, and five part time individual contractors. We do not expect significant increases in employees, but do expect incremental additions in line with revenues in all areas of the business.

Liquidity and Capital Resources

In September and October 2005, we raised $2,146,200 in cash through the Private Placement. We incurred approximately $200,000 in expenses in connection with such capital raise and in connection with our acquisition of UpSNAP USA. Subsequently, we paid XSVoice approximately $200,000 as part of the consideration for its assets.

At the date of this prospectus we are continuing to incur losses. We are using capital of approximately $80,000 per month to fund operations. At this rate we would require $960,000 of capital over the next twelve months to fund operations and planned expansion, including an aggressive marketing campaign and research and development of mobile and integration of multi-media content as described below. We had cash on hand of approximately $488,000 as of the date of this prospectus and a working capital surplus of $737,427 as of June 30, 2006. The company’s current financial models indicate that within five months the Company’s cash balances may fall to levels that will not sustain operations. This financial model is highly sensitive to revenue forecasts based on new revenue sources which may not materialize.

The company is likely to be dependent on raising a minimum of $750,000 in additional capital in order to fund operations during the next twelve months and maintain a cash balance of approximately $ 250,000 at the end of such period. We have no commitments for such capital. The Company may obtain up to $6,501,000 in additional capital if all of the Company’s outstanding warrants are exercised; however there is no assurance that any of these warrants will be exercised. The Company will also seek long-term financing through additional debt or equity financing. Without such additional capital we would likely have to curtail our activities (including our marketing and research and development expenses) during the next twelve months but may be able to continue operations depending on the development of new revenue sources.
Our auditors have raised substantial doubt about our ability to continue as a going concern due to recurring losses from operations. We expect to continue to have net operating losses until we can expand our sales channel and implement our marketing efforts. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should we be unable to continue as a going concern.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

•
Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management’s judgment and available information and, consequently, actual results could be different from these estimates.

•
Research and Development Expenditures - Research and development expenses consist primarily of web hosting and communication expenses. We follow the guidelines in Statement of Financial Accounting Standards No. 2, Accounting For Research And Development Costs. Expenditures, including equipment used in research and development activities, are expensed as incurred.

•
Revenue Recognition - The Company recognizes revenue under the guidance provided by the SEC Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition” and the Emerging Issues Task Force (“EITF”) Abstract No. 99-19 “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”).  The Company receives revenue from the wireless carriers by providing streaming audio content that the carriers make available to their mobile handset customers. UpSNAP generates revenues from this line of business in two distinct ways:

(i)
    Provider of Technology Platform: UpSNAP provides technology to brands that have their own mobile distribution and revenue arrangements with the carriers. In this case, UpSNAP does not act as the principal in the transaction. The brands - typically large brands such as NASCAR or ESPN, have their own relationships with the carriers and look to UpSNAP to provide the technology platform and service, while they retain the relationship with the consumer and set the pricing. In these cases, UpSNAP reports net revenues received from the carrier which are revenues after both carrier charges and content provider charges.

(ii)
    UpSNAP is Principal Party: UpSNAP acts as the principal party in the content relationships. Specifically, UpSNAP has the relationship with the carriers, sets the re-sale price at which consumers buy the product, pays the content provider for the content, and builds the mobile application or service. In these relationships, the Company recognizes revenue based on the gross fees remitted by the carrier to the company. The Company’s payments to the third party content providers are treated as cost of sales.

•
The Company also contracts with third party content providers who are paid by the Company a fixed percentage of the net revenues received by the Company from the carriers. The payments to these third party content providers are treated as cost of sales.

Management relies on historical experience, legal advice and on assumptions believed to be reasonable under the circumstances in making its judgment and estimates. Actual results could differ materially from those estimates.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangement or commitment that will have a current effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Inflation

We believe that inflation has not had a material impact on our results of operations since our inception.

Seasonality

We may experience seasonal variations in revenues and operating costs due to seasonality, however, we do not believe that these variations will be material.

BUSINESS

Our History

We were incorporated under the name Manu Forti Group Inc. in the state of Nevada on July 25, 2003. Our original business plan was to explore mineral property in British Columbia. We pursued this business plan from our inception until the summer of 2005 when we decided that we would not be successful in that endeavor. Accordingly, we wound down our mineral exploration business and became a shell company and sought out acquisition targets. On November 15, 2005, we completed a reverse acquisition transaction with UpSNAP USA, Inc., a Nevada corporation, that had been formed in April 2004. UpSNAP USA, Inc. is a mobile search engine company that helps consumers find merchants and local services instantly. In connection with the reverse acquisition transaction, UpSNAP USA, Inc. became our wholly-owned subsidiary and we changed our name from Manu Forti Group Inc. to UpSNAP, Inc.

We issued to the stockholders of UpSNAP USA 11,730,000 shares of our common stock, constituting 62.4% of our common stock, in exchange for all of the issued and outstanding capital stock of UpSNAP USA. UpSNAP USA thereby became our wholly-owned subsidiary and the former stockholders of UpSNAP USA became our controlling stockholders. The shares were issued to the stockholders of UpSNAP USA in reliance upon an exemption from registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition with UpSNAP USA as the acquirer and UpSNAP, Inc. as the acquired party. When we refer in this prospectus to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of UpSNAP USA.

On January 6, 2006, we completed the acquisition of substantially all of the assets of XSVoice. Our operations consist solely of the operations of UpSNAP USA, which is now our wholly owned subsidiary, as well as that of the business acquired from XSVoice.

Our Business Generally

Through UpSNAP USA, we are a mobile search engine company that helps consumers find merchants and local services instantly. Currently mobile consumers must load up a WAP, or wireless application protocol, to browse websites, or pay as much as $2.50 for 411 information directory services. We solve this problem by using text messaging to connect consumers to paying advertisers, free of charge.

Our patent-pending technology combines a highly flexible search and command language with a rich multi-media Voice over Internet Protocol, or VoIP, back-end that connects merchants that are willing to pay for new customers with consumers that benefit from the free service.

Our platform allows a mobile consumer to perform a local search using text messaging. We developed a mobile advertising engine that allows us to charge merchants to accept incoming phone calls from potential consumers, reversing the current user pays model for 411 based directory assistance services.

From inception through 2004, UpSNAP USA has been primarily engaged in research and development. A beta version of our mobile search engine was released in November 2004. The mobile search engine went into production in November 2005.

On January 6, 2006, we acquired the assets of XSVoice Inc., a provider of streaming media for mobile phones. The acquisition gives us a rich portfolio of audio content, including premier entertainment and news outlets including more than 100 music and entertainment channels. XSVoice has provided nearly 2 million mobile consumers with access to a variety of audio content.

The acquisition of XSVoice enables us to provide a mobile search and broadcasting platform that supports the end-to-end requirements of searching and delivering mobile content for all devices and all carriers. Through our Streaming Wireless Internet Gateway (TM) (SWinG) platform, we now enable virtually any type of live or on-demand audio content, including Internet-based streaming audio, radio, or other media source, to be delivered to all the 200 Million mobile phone devices in North America.

An Overview of Our Industry

We participate in the mobile search industry. We help mobile consumers find people, products, and places using their cellular telephones. Americans are now using many mobile services such as text messaging, pictures and even video messages, which are all clones of features they spend time doing on their home PC.

However, search, the number one reason people use the Internet, has not proven to be a great application on the mobile platform. Many existing search engines, such as Yahoo! and Google have attempted to use a small browser built into the mobile phone. This technology tries to turn a mobile phone into a PC and has not proven to be popular.

The most often cited reason for search’s cell phone failure is the cost of using data services on wireless and the phone itself. Typing in any information, like a Web address or a search inquiry, is very difficult and time consuming, even with the latest attempts to include full keyboards with phones. The small screen size, also makes it difficult to see all the results that you would get on the Web. Our patent-pending technology allows people to search at very low cost for merchants and services, and be directly connected to the merchants using the phone.

Our Strategic Relationships

UpSNAP is largely dependent on one strategic relationship. In the third quarter of our current fiscal year substantially all of our revenues were generated from the Sprint/Nextel Distribution relationship. Due to the Sprint/Nextel merger, we do not have in place a current contract with Sprint. We continue to operate under the terms of the expired contract and as such, the relationship could be terminated at any time. We are working towards formalizing an ongoing contract with Sprint. In order to decrease our dependence on one major US carriers, we need to enhance our ability to find new strategic partners in order to create additional distribution channels for our products and to generate increased revenues. We expect that we will need to invest on an ongoing basis to expand our partner sales force. The creation of strategic partnerships requires a sophisticated sales effort targeted at the senior management of prospective partners. Given our limited annual budget of $150,000 dedicated to this effort, we expect that we will have a hard time trying to expand the number of strategic partners and other distributors for our products.

UpSNAP also expects to rely on other US mobile carriers to sell its products and collect revenues which are then passed onto UpSNAP. Although management has no reason to believe that these arrangements are going to be adversely affected in the future, it is management experience that carrier contracts are prone to change and re-negotiation. UpSNAP also relies on the content developers to enter into commercially reasonable relationships with the company to allow for the re-selling of the content to consumers. UpSNAP has over 140 content partners and is not dependent on any one content supplier.

Our Competition

Our business of combining mobile search along with selling premium subscriptions for content is we believe a unique one in the United States. Our business model faces no direct competition.

However, we do face competition in the arena of mobile search in general, and through other companies providing content delivery and sale of mobile content to cellular subscribers.

The mobile search market is still in its infancy. Market share numbers either by traffic or revenues are not available for the mobile search sector.

In a general sense we face competition from all of the existing mobile search engines, such as Google and Yahoo! and newcomers to the mobile search markets, such as 4INFO, and Askmenow. Google and Yahoo! have both launched SMS or text based search engines. These allow consumers to get basic information data for the cost of sending a SMS or text message. These services are currently given away free. 4INFO is a bay area Venture Capital backed start-up that performs free information services. Askmenow provides free and paid information services. However, according to its recent SEC filings, the company reported sales of $10,838 for the year ended December 31, 2005.

We believe, however, that we are offering a unique service in the industry and that we will be able to compete in the mobile search market because of the technology that we are employing and the novel approach that we are utilizing.

Today there are only two revenue modes for mobile search. The first involves taking money from the network operators for supplying search services. The second involves charging the end-user. We believe that both of these modes are problematic.

A network-operator-only strategy puts the provider of mobile search services at the mercy of the network operator, with no way to defend itself on margin and deal exclusivity. Although there are several hundred mobile network operators worldwide, the revenue opportunities are more limited. At the same time, charging the consumer always restricts growth and has historically proved to dampen consumer demand.

Currently mobile search via data or voice is a user pays service. For voice 411, the user pays an average of $1.30 per call - not including air time. The user needs to pay for data services packages, as well as the airtime connecting to data services.

Our competitors either charge the end-user or provide a free service with no revenue generating mechanism.

UpSNAP intend to use the user base of its free search products to sell premium subscriptions for access to audio content.

We also face competition from mobile content providers such as Mspot and MobiTV. MobiTV is focused on selling video products to the carriers. Mspot is focused on building products for multimedia devices which limits the amount of available audience for their services. CBS Corp. and Clear Channel Communications Inc. have recently cut deals with MSpot Inc. to get some of their biggest sports stations onto mobile phones. The stations will be available to Sprint subscribers with Mspot-compatible phones who pay an additional $5.95 per month for the MSpot sports package.

The Regulations that Apply to Us

UpSNAP's business operations today are not subject to any specific governmental regulation. However, UpSNAP offers a variety of different services, and the current regulation and impact of possible regulation is discussed below.

Premium Subscription Services

Subscription services generally are unregulated by the FCC. Our entertainment programming over mobile phones is not regulated by the FCC at this time.  This content is however, subject to the application of relevant copyright and licensing laws. UpSNAP acts as a re-seller of the content, and has the relevant agreements in place with the content owners to re-sell the content via the mobile phone networks. UpSNAP has no ownership of content directly.

Search Engine Information Services

Our search engine information services are classified by the FCC as information services which are generally unregulated. The FCC does regulate the provision of directory services by incumbent carriers, primarily with regard to competitor access to those services.  The directory services provided by UpSNAP are classified by the FCC as an information service, rather than a telecommunications service, and are thus unregulated.

Pay-Per-Call Advertising Services

UpSNAP’s service does not sell or use mobile telephone numbers for telemarketing.  If this were being done, FCC and FTC ‘do not call’ rules would apply.

UpSNAP uses a short-message service SMS, that is not subject to the CAN-SPAM Act.  UpSNAP only sends commercial SMS messages to its customers, and does not send unsolicited email or short-messages across the mobile networks.

The FCC’s ban on sending unwanted e-mail messages to wireless devices applies to all “commercial messages.” The CAN-SPAM Act defines commercial messages as those for which the primary purpose is to advertise or promote a commercial product or service. The FCC’s ban does not cover “transactional or relationship” messages, or notices to facilitate a transaction you have already agreed to.

The FCC’s ban covers messages sent to cell phones and pagers, if the message uses an Internet address that includes an Internet domain name (usually the part of the address after the individual or electronic mailbox name and the “@” symbol). The FCC’s ban does not cover “short messages,” typically sent from one mobile phone to another, that do not use an Internet address.

Privacy Issues

As the business moves towards the selling of advertising driven data UpSNAP will have to be mindful of privacy issues, and possible regulation on the business.

By 2005 the Federal Communications Commission has mandated that the majority of wireless providers be able to locate 911 calls within about 100 feet of the originating cellular phone so that emergency services can find the callers. This feature is called E-911. (www.fcc.gov/911/enhanced)

This requirements means that the carriers either have to embedded a Geographic Positioning Chip into the handset, or use triangulation techniques to calculate the approximate location from signal strength based upon the actual location of the fixed cell-phone towers.

Inevitably this technology has awoken consumer privacy concerns as well as business models around using location-based data to provide specific advertising services.

In August 2002, the Federal Communications Commission (FCC) turned down the wireless industry's request to adopt location information privacy rules. Although this may change at some point in the future, the federal government has not proved willing to regulate location-based services using wireless devices.

UpSNAP has not developed a plan for using advertising tied to location-based services at this time. UpSNAP does not have the ability to detect the location of its cell-phone customers.

The storing of telephone numbers and release of call records to Government agencies has recently become the topic of intense media debate. UpSNAP does store customer telephone numbers of its customers to allow them easy access to our services automatically, without requiring a sign-in or more complex authentication process.

However, once a consumer ceases to use an UpSNAP service, this record is permanently deleted in the database. Full details of the Company privacy policy can be seen at http://www.upsnap.com/privacypolicy.htm

Our Research and Development Efforts

From our inception through the end of 2004, we focused almost exclusively on developing our technology. On June 1, 2005, we secured from Alto Ventures, Inc. a patent-pending technology that combines a highly flexible search and command language with a rich multi-media VoIP back-end that connects merchants that are willing to pay for new customers with consumers that benefit from the free service. Our platform allows a mobile consumer to perform a local search using text messaging. We developed a mobile advertising engine, that allows us to charge merchants to accept incoming phone calls from potential consumers, reversing the current user pays model for 411 based directory assistance services.

We have six employees and independent contractors that are devoted to research and development. Our research and development efforts were initially focused on the development of our base technology and are now focused on enhancements and additions to this technology.

From inception through June 30, 2006, we spent approximately $415,000 on our research and development efforts.

Intellectual Property

On June 1, 2005, we received an assignment from Alto Ventures, Inc. of its technology platform “Method for Search Based Request for a Voice Connection with a Cellular Handset” on a worldwide, perpetual basis. A Patent application for such technology was filed with the U.S. Patent and Trademarks Office in December 2004 and the patent application is still pending.

We own the domain name www.upsnap.com and we maintain a website at such Internet address.

We also have applied for the UpSNAP trademark.

We have developed a mobile search engine, and a proprietary pay-per-call engine, which allows merchants to place advertising-based call connections within a mobile search query. Our intellectual property covers mobile search, personalized search by unique telephone number, pay-per-call advertising engine, call reporting, audit tracking and payment integration. In addition, the acquisition of XSVoice brings us a proprietary audio streaming platform and integrated mobile phone client software, and a VoIP infrastructure to scale to millions of phones.

Our Employees

As of June 30, 2006, we had a total of nine employees. Four of these employees are full time senior management.

In addition, we rely on six consultants to a significant extent to supplement our regular employee staff in certain key functional areas and to support management in the execution of our business strategy. These consultants are independent contractors.

We are not a party to any collective bargaining agreements nor are any of our employees members of labor unions. We believe that our relations with our employees are good.

MANAGEMENT

Directors and Executive Officers

As of the date of this prospectus, our executive officers and directors are:

Name	Age	Position(s) with UpSNAP
Tony Philipp	43	Director, Chief Executive Officer and President
Richard Jones	40	Director, Vice President of Content and Secretary
Mark McDowell	40	Director
Richard A. Von Gnechten	42	Director
Paul Schmidt	50	Chief Financial Officer

Tony Philipp has served as our director and as our Chief Executive Officer and President since November 15, 2005. Mr. Phillip is the co-founder of UpSNAP USA and acted as a director and the Chief Executive Officer of UpSNAP

USA since its formation in April 2004. During 2002 to 2004, Mr. Philipp was the president of Vivisimo Inc., Europe, the leading provider of automatic content-clustering software and powers 10% of web searches worldwide, with blue chip customers including the U.S. Government, HP, NASA, German Government, AOL, Infospace, and Overture, etc. Mr. Philipp was responsible for establishing worldwide sales and marketing strategy during that period. Mr. Philipp was the former Chief Operating Officer of Lycos Europe. Mr. Philipp was instrumental in the JV with Bertelsmann, and took the company to a $5 billion IPO in 2000. Mr. Philipp previously served on the board of Mobileway, Inc. and has in the past been nominated to serve as Non-Executive board member of selected 3i investments, the largest European venture group. Mr. Philipp is a dual citizen in Germany and the USA, and holds a Bachelor of Science Degree from Clemson University, a Master of International Business (MBA) from the University of South Carolina, and was a Fulbright Scholar at the University of Cologne (Germany).

Richard Jones has been our Vice President of Content and Corporate Secretary since November 15, 2005 and our director Since November 28, 2005. Mr. Jones is the co-founder of UpSNAP USA. Prior to joining UpSNAP USA, Mr. Jones served as President of Jones Technology Consultants from 2001 until Nov 2005.  Mr Jones served as the Chairman of Vavo Ltd. from 1999 to 2001. From 1996 to 1999, Mr. Jones served as the Chief Executive Officer of FortuneCity of which he was a co-founder. Mr. Jones also served as Editor in Chief of Network Week, LAN Magazine and Personal Computer Magazine in the UK from 1990 to 1996.

Mark McDowell currently serves as co-founder and Partner of Acta Wireless, LLC, which provides wireless investment and advisory firm to clients such as Verizon Wireless, Vodafone, Hewlett-Packard, and AOL since Nov 2004. Mr McDowell served as President of McDowell Technology Ventures from Sept 2002 - Oct 2004, and was President and COO of Invertix Corporation, a global pioneer in wireless instant messaging from pct 1997 until August 2002. Mr. McDowell previously served as co-founder and director of TeleCorp PCS, (acquired by AT&T Wireless Services in February 2002) and holds BSEE and MSEE degrees from the Massachusetts Institute of Technology.

Richard von Gnechten is President & CEO of Ravon Corp., which has provided corporate financial advisory services since 2004. Mr. Von Gnechten joined Hawaiian Electric Company as Financial Vice President & CFO in 2000, achieving record profits and managing/implementing Sarbanes-Oxley, SEC and NYSE compliance. During his tenure the company was recognized by a Dow Jones public company survey as a top 5 company for corporate governance and 9th for disclosure transparency. He has an MBA from Dartmouth’s Tuck School of Business, Financial Management Program graduate from Stanford’s Graduate School of Business and a Bachelor’s in Economics from the University of Denver.

Paul Schmidt has been our Chief Financial Officer since November 15, 2005. Mr. Schmidt was the Chief Financial Officer of UpSNAP USA. From 2005-2006, Mr. Schmidt served as a managing director at Von Steuben Financial, LLC, a service firm that provides part-time senior level financial executive services. From 2001 to 2004, Mr. Schmidt was the Vice President and Chief Financial Officer of B.R. Lee Industries, Inc., a large manufacturer of commercial asphalt paving equipment. From 1999 to 2001, Mr. Schmidt served as the Treasurer and Chief Financial Officer of Powerscape Equipment Corp., an outdoor power equipment dealership. Mr. Schmidt has an inactive CPA license and has a Bachelor of Business Administration degree from University of Michigan.

Mr. Schmidt is currently serving as Managing Director for Growth Finance, LLC a firm that provides senior level CFO-type services on a fractional use basis.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected for a term of one year and serve until their respective successors are duly elected and qualified.

To the best of our knowledge, except as set forth herein, none of our directors or director nominees has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. None of the directors or director designees to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Board Composition and Committees

Immediately following the UpSNAP reverse acquisition, on November 15, 2005, in accordance with our Bylaws and the Nevada Revised Statute, one of our three then directors resigned and all our executive officers resigned, and Tony Philipp was appointed to fill the vacancy caused by the resignation, and Mr. Philipp, Richard Jones and Paul Schmidt were elected executive officers. On November 28, 10 days after the filing and the mailing of an information statement complying with Rule 14f-1 of the Exchange Act, the remaining prior directors resigned, the board of directors was reduced to two persons, and Mr. Jones was elected director to fill the vacancy.

We presently do not have an audit committee, compensation committee or nominating committee. We do not have an audit committee charter or a charter governing the nominating process as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. However, our new management plans to form an audit, compensation and nominating committee in the future. Until these committees are established, these decisions will continue to be made by the board of directors. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate’s character, judgment, skills and experience in the context of our needs and the Board of Directors.

Our Board of Directors has not made a determination as to whether any member of our board is an audit committee financial expert. Upon the establishment of an audit committee, the Board will determine whether any of the directors qualify as an audit committee financial expert.

Director Compensation

We do not pay our directors a fee for attending scheduled and special meetings of our Board of Directors. We do reimburse each director for reasonable travel expenses related to such director’s attendance at Board of Directors and committee meetings.

Family Relationships

Except as set forth herein, there are no family relationships among our directors or officers.

Code of Ethics

We have adopted a Code of Ethics in compliance with Item 406 of Regulation S-B that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is designed with the intent to deter wrongdoing, and to promote the following:

•	Honest and ethical conduct, including the ethical handling of action or apparent conflicts of interest between personal and professional relationships;
•
Full, fair, accurate, timely and understandable disclosure in reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by the small business issuer;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

DESCRIPTION OF PROPERTY

Our corporate headquarters occupy approximately 2,015 square feet of space at 134 Jackson Street, Suite 203, Davidson, North Carolina 28036. Our office lease is at a monthly rate of $2,250 and expires March 1, 2007.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to Todd Pitcher, our former Interim Chief Executive Officer and Tony Philipp, our Chief Executive Officer and President for services rendered in all capacities during the noted periods. No executive officers of UpSNAP USA, Inc. received total annual salary and bonus compensation in excess of $100,000 in any fiscal year. No deferred compensation is owned to any executive officer.

SUMMARY COMPENSATION TABLE
Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year (2)	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Todd Pitcher (3) Chairman, Interim CEO and Principal Accounting Officer	2005 2004 2003	36,000 — —	— — —	— — —	— — —	— — —	— — —	— — —
Tony Philipp (1) CEO and President	2005 2004 2003	— — —	— — —	— — —	— — —	— — —	— — —	— — —

(1)
On November 15, 2005, UpSNAP acquired UpSNAP USA in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Philipp became the Chief Executive Officer and President of UpSNAP. Prior to the effective date of the reverse acquisition, Mr. Philipp served UpSNAP USA in the same capacities that he currently serves UpSNAP. The annual, long term and other compensation shown in this table includes the amount Mr. Philipp received from UpSNAP USA prior to the consummation of the reverse acquisition.

(2)	On November 15, 2005, we in connection with the reverse acquisition of UpSNAP USA changed our fiscal year end from March 31 to September 30.
(3)	Mr. Pitcher resigned from all offices he held with us on November 15, 2005. His resignation from his position as our director became effective on November 28, 2005.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. We do not have a compensation committee; all decisions regarding compensation are determined by our Board of Directors.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. However, we plan to adopt a Stock Plan in the future.

Employment Contracts

All of our employees, including our executive officers, have entered into at-will employment agreements with us.

We pay each of our CEO and Vice President of Content a monthly salary of $10,000, and we pay our CFO at weekly rate of $1,500.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Nevada law. Accordingly, no director or officer will have any personal liability to us or to any of our stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this exclusion does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

However, insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of ours in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

LEGAL PROCEEDINGS

As of the date of this prospectus, we are not a party to any lawsuits or legal proceedings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 15, 2005, we consummated the reverse acquisition of UpSNAP USA. In connection with those transactions, Tony Philipp and Richard Jones exchanged all of their equity interests in UpSNAP USA for an aggregate of 7,350,800 shares of our common stock constituting a 39.1% interest in us. Both of them are our directors and officers.

On June 1, 2005, Alto Ventures, Inc. entered into an Assignment of Patent Application agreement with us pursuant to which Alto granted us worldwide exclusive rights for the use of its technology platform “Method for Search Based Request for a Voice Connection with a Cellular Handset.” The assignment is granted on an “as is” basis without any representations and warranties or consideration payable to Alto Ventures Inc. There was no specific consideration for the patent.  Wendell Brown, who owns 18.9% of our common stock, is the sole owner and president of Alto.

CHANGE IN ACCOUNTANTS

On October 20, 2005, Bedinger & Company was appointed as our independent auditor for the period ended September 30, 2005. At such time, Moen & Company was dismissed as our independent auditor. The decision to change auditors was approved by our Board of Directors on October 17, 2005.

The report of Moen & Company on the Company's financial statements for either of the two most recent completed fiscal years did not contain any adverse opinion or disclaimer or opinion and was not qualified or modified as to uncertainty, audit scope or accounting principals , but noted that the financial statements have been prepared assuming that the Company will continue as a going concern, and that conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations.

During our most recent completed fiscal years and during the subsequent period or the Reporting Periods, with respect to the financial statements, there were no disagreements with Moen & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moen & Company, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Reporting Periods.

During the Reporting Periods, there were no “reportable events” as such item is described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, with respect to the financial statements.

During the Reporting Periods, we did not consult with Bedinger & Company with respect to the financial statements regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as such term is described in Item 304(a)(1)(v) of Regulation S-K), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

We furnished a copy of this disclosure to Moen & Company and requested that Moen & Company furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. The letter from Moen & Company is filed as Exhibit 16.1 to our current report on Form 8-K filed on October 24, 2005, as amended on November 7, 2005.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to a total of 8,190,062 shares of common stock by the selling stockholders, comprising:

•	3,045,394 shares of our common stock that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act; and

•
5,144,668 shares of common stock underlying warrants that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act. Of these warrants (i) 2,384,668 have an exercise of $1.50 per share with a term expiring on March 30, 2007, (ii) 2,200,000 have an exercise of $1.10 per share with a term of five years, and (iii) 560,000 have an exercise price of $0.90 with a term of five years.

The above mentioned stock was acquired by the selling stockholder in transactions described in the below paragraphs.

In September and October of 2005, we completed a private placement in which we sold 2,384,668 shares of our common stock at a price of $0.90 per share for aggregate gross proceeds of $2,146,200 and issued series A warrants to purchase up to an additional 2,384,668 shares of our common stock at an exercise price of $1.50 per share. The Series A warrants expire on March 30, 2007 subject to earlier expiration under certain circumstances. The shares and warrants were offered and sold to investors in reliance upon exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 506 thereunder. Each of the investors qualified as an accredited investor as defined by Rule 501 under the Securities Act. This private placement was a condition to the consummation of the transaction pursuant to which we acquired UpSnap USA. The private placement was conducted by the Company. The investors in the private placement were the selling shareholders of this offering.

On October 31, 2005, we entered into a Debt Conversion Agreement with four holders of our notes having an aggregate principal amount plus accrued interest of $145,363. Under the Debt Conversion Agreement, we converted all of these notes and any accrued interest into our common stock at a rate of $0.50 per share. 290,726 shares of our common stock were delivered to the holders of the notes. The shares were offered and sold in reliance upon an exemption from registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

In October, 2005, we issued 1,500,000 series B warrants to purchase an equal number of shares of our common stock to Sundar Communications Group Inc. or Sundar Communications in consideration of the investor relations services provided by Sundar Communications. We also issued 700,000 series B warrants to ExecutivesCorner LLC giving them the right to purchase an equal number of shares in consideration of the investor relations services provided by ExecutivesCorner LLC. These warrants have an exercise price of $1.10 and expire in five years, subject to earlier expiration under certain circumstances. The warrants were offered and sold in reliance upon an exemption provided by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

In November 2005, we issued 370,000 shares of our common stock and 560,000 warrants to Viant Capital LLC, a registered broker-dealer, in consideration for services provided to us in connection with the reverse acquisition transaction. These warrants have an exercise price of $0.90 and expire in five years. The warrants were offered and sold to Viant Capital LLC in reliance upon the exemption provided by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering. Viant Capital LLC qualifies as an accredited investor as defined by Rule 501 under the Securities Act.

Pursuant to this prospectus, we are registering the shares sold in the above listed transactions for resale by the selling stockholders identified starting on page 24. These shares may be offered by the selling stockholders through public or private transactions, at prevailing market prices or at privately negotiated prices. See “PLAN OF DISTRIBUTION” on page 24. We will not receive any portion of the proceeds from the resale of these shares, however, we will receive proceeds from the exercise of the warrants when and if the warrants are exercised. Our common stock is quoted on the OTC Bulletin Board under the symbol “UPSN.OB”.

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of June 11, 2006 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 21,151,324 shares of common stock outstanding as of June 11, 2006.

Except as set forth in the footnotes to the table below, none of the selling stockholders has held a position as an officer or director of us, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. In addition, unless otherwise specified in the footnotes to the table below, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders, or is a registered broker-dealer or an affiliate of a registered broker-dealer.

For additional information, refer to “Security Ownership of Certain Beneficial Owners and Management” below.

The term “selling stockholders” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Name	Beneficial Before the Offering (1)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (1)(2)	Percentage of Common Stock Owned After Offering(1)(2)
Robert K Wilpitz Sr. (3)	90,000	90,000	0	*
Estate of James G. Morrison (4)	50,000	50,000	0	*
Tonbridge Financial Corp. (5)	100,000	100,000	0	*
Daisey Investments (6)	50,000	50,000	0	*
Richfit Investments Ltd. (7)	200,000	200,000	0	*
Dorothy Morrison (8)	105,000	100,000	5,000	*
Hsueh, Hsiu-Wei (9)	87,500	87,500	0	*
Chin Men Su (10)	50,000	50,000	0	*
Beat Meier (11)	40,000	40,000	0	*
Donald Sharpe (12)	100,000	100,000	0	*
Ben Johnson (13)	200,000	200,000	0	*
Craig Hudson (14)	200,000	200,000	0	*
Gui Juan L. Hardwick (15)	25,000	25,000	0	*

Marcus New (16)	352,045	144,000	208,045	*
Terry Butler (17)	50,000	50,000	0	*
WBIC Canada Ltd. (18)	66,668	66,668	0	*
FIC Investment Ltd. (19)	66,668	66,668	0	*
Michael Lathigee (20)	66,668	66,668	0	*
Stephen Kearley (21)	100,000	100,000	0	*
Steven M. Wallace (22)	50,000	50,000	0	*
Simon Wen (23)	87,500	87,500	0	*
Bixbie Financial Corp. (24)	200,000	200,000	0	*
Rennie Marketing Systems (25)	100,000	100,000	0	*
Sufran Investments Ltd. (26)	55,554	55,554	0	*
Investorcap Management Inc. (27)	150,000	150,000	0	*
Louis Kish (28)	200,000	200,000	0	*
April DeVito (29)	40,000	40,000	0	*
John Mah (30)	40,000	40,000	0	*
Ken Ronalds (31)	80,000	80,000	0	*
Dawn Polley (32)	80,000	80,000	0	*
Larry Chow (33)	100,000	100,000	0	*
Bruce Coulombe (34)	110,000	110,000	0	*
Gary Wong (35)	30,000	30,000	0	*
Key Management (36)	44,000	44,000	0	*
Peter Jensen (37)	44,000	44,000	0	*
Shamrock Group Holdings Ltd. (38)	120,000	120,000	0	*
Philestine Management SA (39)	180,000	180,000	0	*
John Radostits (40)	44,000	44,000	0	*
Terry Sklavenitis (41)	50,000	50,000	0	*
Providence Securities Ltd. (42)	50,000	50,000	0	*
Jason Chien-Cheng, Chen (43)	25,000	25,000	0	*
TCMP3 Partners (44)	230,000	230,000	0	-
Paulo Branco (45)	50,000	50,000	0	*
Brad Stuit (46)	70,000	70,000	0	*
Corey Tu (47)	25,000	25,000	0	*
SDIC S.A (48)	100,000	100,000	0	*
Alpine Atlantic Asset Management (49)	200,000	200,000	0	*
Court Global SA (50)	200,000	200,000	0	*
Don L. Raffo (51)	50,000	50,000	0	*
Haywood Securities (52)	100,000	100,000	0	*
Jeff Hall (53)	27,778	27,778	0	*
518464 B.C. Ltd. (54)	61,396	61,396	0	*
Art Map Communications Ltd. (55)	55,538	55,538	0	*
Jason Sundar (56)	1,619,334	119,334	1,500,000	6.6%
Yvonne New (57)	115,854	54,458	61,396	*
Sundar Communications Group Inc. (58)	1,500,000	1,500,000	0	*
ExecutivesCorner LLC (59)	700,000	700,000	0	*
Viant Capital LLC (60)	930,000	930,000	0	*
Selling stockholder to be named (61)	50,000	50,000	0	*

*	Less than 1%
(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares the selling stockholder has the right to acquire within 60 days.

(2)	Assumes that all securities offered are sold.
(3)	Includes 45,000 shares underlying Series “A” warrants.
(4)	Includes 25,000 shares underlying Series “A” warrants. The co-executors of this estate, Grant Morrison and Alayne Pothier have joint beneficial ownership.

(5)	Includes 50,000 shares underlying Series “A” warrants. David Yuhasz is the beneficial owner.
(6)
Beneficial owners of Daisey Investments are Harry Fischer, Roma Katz, Bonnie Ricci, Eric Negraeff, Mike Wong, Patrick Whibley, Jamie Doll and Rademaker Trust. The aforementioned individuals exercise the voting and/or dispositive powers with respect to the listed shares. Includes 25,000 shares underlying Series “A” warrants

(7)	Includes 100,000 shares underlying Series “A” warrants. Emily Kong exercises the voting and/or dispositive powers with respect to the listed shares.
(8)	Includes 50,000 shares underlying Series “A” warrants.
(9)	Includes 43,750 shares underlying Series “A” warrants.
(10)	Includes 25,000 shares underlying Series “A” warrants.
(11)	Includes 20,000 shares underlying Series “A” warrants.
(12)	Includes 50,000 shares underlying Series “A” warrants.
(13)
Includes 100,000 shares underlying Series “A” warrants. Mr. Johnson is the President and owner of First Securities Northwest, Inc., a registered broker-dealer. Mr. Johnson acquired the shares of our common stock in the ordinary course of business. At the time of the acquisition of the listed shares Mr. Johnson did not have any agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of such listed shares.

(14)	Includes 100,000 shares underlying Series “A” warrants.
(15)	Includes 12,500 shares underlying Series “A” warrants.
(16)
Includes (i) 72,000 shares underlying Series “A” warrants, and (ii) 61,396 shares owned by 518464 B.C. Ltd. a company that Mr. New is a 50% owner of.  Mr. New is the husband of Yvonne New. Mr. New was a 5% stockholder before November 15, 2005

(17)	Includes 25,000 shares underlying Series “A” warrants.
(18)	Earle Pasquale and Michael Lathigee exercise the voting and/or dispositive powers with respect to the listed shares. Includes 33,334 shares underlying Series “A” warrants.
(19)	Earle Pasquale and Michael Lathigee exercise the voting and/or dispositive powers with respect to the listed shares. Includes 33,334 shares underlying Series “A” warrants.
(20)	Includes 33, 334 shares underlying Series “A” warrants.
(21)	Includes 50,000 shares underlying Series “A” warrants.
(22)	Includes 25,000 shares underlying Series “A” warrants.
(23)	Includes 43,750 shares underlying Series “A” warrants.
(24)	Allan Meiteen exercise the voting and/or dispositive powers with respect to the listed shares. Includes 100,000 shares underlying Series “A” warrants.
(25)	Includes 50,000 shares underlying Series “A” warrants. Bob Rennie exercises the voting and/or dispositive powers with respect to the listed shares.
(26)
the beneficial owner of Sufran Investments Ltd. is AsiaCiti Trust Co., and Adrian Taylor as Trustee of AsiaCiti Trust Co. exercises the voting and/or dispositive powers with respect to the listed shares. Includes 27,777 shares underlying Series “A” warrants.

(27)	Includes 75,000 shares underlying Series “A” warrants. Paul Chow exercises the voting and/or dispositive powers with respect to the listed shares.
(28)	Includes 100,000 shares underlying Series “A” warrants.
(29)	Includes 20,000 shares underlying Series “A” warrants.
(30)	Includes 20,000 shares underlying Series “A” warrants.
(31)	Includes 40,000 shares underlying Series “A” warrants.
(32)	Includes 40,000 shares underlying Series “A” warrants.
(33)	Includes 50,000 shares underlying Series “A” warrants.
(34)	Includes 55,000 shares underlying Series “A” warrants.
(35)	Includes 15,000 shares underlying Series “A” warrants.
(36)	Includes 22,000 shares underlying Series “A” warrants. Dr. Gerald Hoop exercises the voting and/or dispositive powers with respect to the listed shares.
(37)	Includes 22,000 shares underlying Series “A” warrants.
(38)	Includes 60,000 shares underlying Series “A” warrants. Walter Stapher and Tanya Tome exercise the voting and/or dispositive powers with respect to the listed shares.
(39)	Includes 90,000 shares underlying Series “A” warrants. Tanya Tome exercises the voting and/or dispositive powers with respect to the listed shares.
(40)	Includes 22,000 shares underlying Series “A” warrants.
(41)	Includes 25,000 shares underlying Series “A” warrants.
(42)	Includes 25,000 shares underlying Series “A” warrants. Kenneth E. Taues exercises the voting and/or dispositive powers with respect to the listed shares.
(43)	Includes 12,500 shares underlying Series “A” warrants.
(44)
Beneficial owners of TCMP3 Partners are Walter Schnker and Steven Slawson. The aforementioned individuals exercise the voting and/or dispositive powers with respect to the listed shares. Includes 115,000 shares underlying Series “A” warrants.

(45)	Includes 25,000 shares underlying Series “A” warrants.
(46)	Includes 35,000 shares underlying Series “A” warrants.
(47)	Includes 12,500 shares underlying Series “A” warrants.
(48)	Includes 50,000 shares underlying Series “A” warrants. Denis Ducret exercise the voting and/or dispositive powers with respect to the listed shares.
(49)	Erwin Speckert exercises the voting and/or dispositive powers with respect to the listed shares. Includes 100,000 shares underlying Series “A” warrants.
(50)	Includes 100,000 shares underlying Series “A” warrants. Walter Stapher and Tanya Tome are the beneficial owners.
(51)	Includes 25,000 shares underlying Series “A” warrants.

(52)	Includes 50,000 shares underlying Series “A” warrants. Richard Bullock is the beneficial owner of these securities.
(53)	Includes 13,889 shares underlying Series “A” warrants.
(54)	Beneficial owners of 518474 B.C. Ltd. are Marcus New and Yvonne New. The aforementioned individuals exercise the voting and/or dispositive powers with respect to the listed shares.
(55)	Mark Epstein exercises the voting and/or dispositive powers with respect to the listed shares.
(56)	Includes 1,500,000 shares underlying Series "B" warrants owned by Sundar Communications that Mr. Sundar is the president of.
(57)	Include 61,396 shares owned by 518464 B.C. Ltd., a company that Ms. New is a 50% owner of. Wife of Marcus New.
(58)
Includes 1,500,000 shares underlying Series “B” warrants. Sundar Communications received the warrants as compensation for the investor relations services to us.  Jason Sundar exercise the voting and/or dispositve powers with respect to the listed shares.

(59)
Danny Chan exercise the voting and/or dispositive powers with respect to the listed shares. Includes 700,000 shares underlying Series “B” warrants. ExecutivesCorner LLC received the warrants as compensation for the investor relations services to us.

(60)
William Lantman and Scott Smith exercise the voting and/or dispositive powers with respect to the listed shares. Viant Capital LLC received the shares of our common stock and warrants as compensation for financial services to us. At the time of the acquisition of the listed shares Viant Capital LLC did not have any agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of such listed shares.  Includes 560,000 shares underlying the warrants. Viant Group LLC is a registered broker-dealer.

(61)
We do not have sufficient information as of the date of this prospectus to identify this selling stockholder. When such information becomes available, we will amend or supplement this prospectus prior to the time the securities covered hereby are sold by such selling stockholders. Should such selling stockholders or the beneficial owners of the securities be a broker-dealer or an affiliate thereof, we would identify such person as an underwriter in this offering.

We will not receive any of the proceeds from the sale of the shares by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised. We have agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus by (i) each person known to us to be the beneficial of more than 5 % of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 134 Jackson Street, Suite 203, P.O. Box 2399, Davidson, North Carolina 28036.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class(2)
Common	Tony Philipp	3,910,000	18.5%
Common	Richard Jones	3,440,800	16.3%
Common	Wendell Brown	3,558,100	16.8%

Common	Paul Schmidt	0	0%
Common	Sundar Communications	1,500,000 (3)	6.6%
Common	XSVoice, Inc.	2,258,470	10.7%
Common	All officers and directors as a group	7,350,800	34.8%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Company common stock.

(2) A total of 21,151,324 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3) Consists of 1,500,000 shares of common stock underlying common stock purchase warrants.

DESCRIPTION OF CAPITAL STOCK

General

Our Articles of Incorporation, as amended to date, authorizes us to issue up to 97,500,000 shares of common stock and no shares of preferred stock. As of the date of this prospectus, we had 21,151,324 shares of common stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock do not have any cumulative voting rights. Common stockholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available for dividends. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking fund provisions for our common stock.

Series A Warrants and other Warrants

As of the date of this prospectus, there are 2,384,668 series A warrants outstanding that give the holders thereof the right to acquire 2,384,668 shares of our common stock, in the aggregate, at an exercise price of $1.50 per share. The term of the series A warrants is scheduled to expire on March 30, 2007. These warrants are also subject to early expiration and must be exercised in their entirety within 60 days from the first day immediately after the last day of the 10 consecutive trading day period if (i) our common stock’s bid price closes above the series A warrant exercise price, or $1.50, for more than 10 consecutive trading days, and (ii) our cumulative trading volume within the last 10 periods is at least two times the number of cumulative series A warrant shares which are outstanding and unexercised during that period. If we declare a dividend upon the common stock (whether payable out of earnings or earned surplus or otherwise), then we have to pay to the holder of the series A warrants an amount equal to the dividend payment which would have been paid to such holder had all of the holder’s unexercised series A warrants outstanding on the record date for determining the amount of dividend payments to be paid to our security holders been exercised as of the close of business on the trading day immediately before such record date.

We have also issued:

•
Series B warrants for the purchase of 1,500,000 and 700,000 shares of our common stock to Sundar Communications and ExecutivesCorner LLC, respectively. These warrants are fully vested and have an exercise price of $1.10 per share and a term of five years. The Series B warrants are subject to earlier expiration and must be exercised within 120 days after the series A warrants have been exercised and our common stock trades above the exercise price of series B warrant for more than 10 days with 10 day total trading volume at least two times the number of series B warrant shares outstanding. However, no Series B warrants can be exercised unless the series A warrants have been exercised in their entirety.

•
Warrants for the purchase of 560,000 shares of our common stock to Viant Capital LLC. These warrants are fully vested and have an exercise price of $0.90 per share and a term of five years. These warrants are subject to early expiration and must be exercised in their entirety within 90 days after the mandatory exercise provision of the series B warrants has been triggered or will lapse.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880, Reno, NV 89510.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, we had outstanding 21,151,324 shares of common stock. This number includes 3,045,394 of the shares being offered hereby. We also have outstanding an additional 4,013,000 shares that are either freely tradable or are currently eligible for resale under Rule 144. The balance of our outstanding shares have been issued for less than one year and are restricted securities.

Rule 144

All of the shares registered in this offering when sold will be freely tradable without restriction or further registration under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which as of the date of this prospectus would equal approximately 210,000; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares that are “restricted securities” which have been held for at least two years without regard to the limitations contained in Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

–	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

–	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

–	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

–	an exchange distribution in accordance with the rules of the applicable exchange;

–	privately negotiated transactions;

–	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

–	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

–	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

–	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act will apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

The selling stockholders will be subject to the Exchange Act rules, including Regulation M.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Thelen Reid & Priest LLP, New York, New York.

EXPERTS

The financial statements of UpSNAP USA, Inc. (formerly, Up2004Snap, Inc.) for the period from its inception to September 30, 2004 included in this prospectus and in the registration statement have been audited by Beckstead & Watts, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report which contains an explanatory paragraph regarding our ability to continue as a going concern appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

The financial statements of UpSNAP, Inc. (formerly, Manu Forti Group Inc.) for the period from its inception to March 31, 2005 included in this prospectus and in the registration statement have been audited by Moen & Company, independent registered public accounting firm, to the extent and for the periods set forth in their report which contains an explanatory paragraph regarding our ability to continue as a going concern appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

The financial statements of UpSNAP USA, Inc. (formerly, Up2004Snap, Inc.) for the period from October 1, 2004 to September 30, 2005 and the financial statements of UpSNAP, Inc. (formerly, Manu Forti Group Inc.) for the period from April 1, 2005 to September 30, 2005 included in this prospectus and in the registration statement have been audited by Bedinger & Company, independent registered public accounting firm, to the extent and for the periods set forth in their report which contains an explanatory paragraph regarding our ability to continue as a going concern appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

The financial statements of XSVoice, Inc. for the fiscal years ended December 31, 2005 and 2004 included in this prospectus and in the registration statement have been audited by Bedinger & Company, independent registered public accounting firm, to the extent and for the periods set forth in their report which contains an explanatory paragraph regarding the ability of XSVoice to continue as a going concern appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the common stock offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Room 1580, Washington, DC 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We are not required to deliver annual reports to stockholders.  The Company intends, starting in 2007, to hold annual meetings of shareholders and in connection with such annual meetings, the Company will solicit proxies and will send to its shareholders the Company's annual report which will include audited financial statements or make the annual report available on our website.

FINANCIAL STATEMENTS

The following financial statements of UpSNAP, Inc. (formerly, Manu Forti Group Inc.), UpSNAP USA, Inc. (formerly, Up2004Snap, Inc.) and XSVoice, Inc. listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

UpSNAP, Inc. (Consolidated - Unaudited)

-	Consolidated Balance Sheet as at June 30, 2006	F-4

-	Consolidated Statements of Operations for the nine and three month periods ended June 30, 2006 and 2005	F-5

-	Consolidated Statements of Stockholders’ Equity for the period from September 30, 2004 to June 30, 2006	F-6

-	Consolidated Statements of Cash Flows for the nine month periods ended June 30, 2006 and 2005	F-7

-	Notes to Consolidated Financial Statements	F-8

UpSNAP, Inc. (formerly, Manu Forti Group Inc.) (Audited)

-	Reports of Independent Registered Public Accounting Firm	F-21

-	Balance Sheets as at September 30, 2005 and March 31, 2005	F-23

-	Statement of Operations for the six months ended September 30, 2005, year ended March 31, 2005 and the period from July 25, 2003 (date of inception) to September 30, 2005	F-24

-	Statement of Stockholders’ Equity for the period from July 25, 2003 (Inception) to September 30, 2005	F-25

-	Statements of Cash Flows for the six months ended September 30, 2005, year ended March 31, 2005 and the period from July 25, 2003 (date of inception) to September 30, 2005	F-26

-	Notes to Financial Statements	F-27

UpSNAP USA, Inc. (formerly, Up2004Snap, Inc.) (Audited)

-	Reports of Independent Registered Public Accounting Firm	F-33

-	Balance Sheets as at September 30, 2005 and 2004	F-35

-	Statement of Operations for periods ended September 30, 2005 and 2004 and the period from April 6, 2004 (date of inception) to September 30, 2005	F-36

-	Statement of Stockholders’ Equity for the period April 6, 2004 (date of inception) to September 30, 2005	F-37

-	Statements of Cash Flows for periods ended September 30, 2005 and 2004 and the period from April 6, 2004 (date of inception) to September 30, 2005	F-38

-	Notes to Financial Statements	F-39

XSVoice, Inc. (Audited)

-	Report of Independent Registered Public Accounting Firm	F-46

-	Balance Sheets as at December 31, 2005	F-47

-	Statement of Operations for the years ended December 31, 2005 and 2004	F-48

-	Statement of Stockholders’ Equity for the years ended December 31, 2005 and 2004	F-49

-	Statements of Cash Flows for the years ended December 31, 2005 and 2004	F-50

-	Notes to Financial Statements	F-52

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)

Consolidated Financial Statements (Unaudited)
For the nine months ended June 30, 2006 and 2005

UPSNAP, Inc. CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2006 UNAUDITED

ASSETS
Current Assets
Cash	$723,848
Accounts receivable	172,993
Other current assets	23,786

TOTAL CURRENT ASSETS	920,627

PROPERTY & EQUIPMENT (Note H)
Computer and office equipment	166,307
Accumulated Depreciation	(25,250)

NET PROPERTY & EQUIPMENT	141,057

OTHER ASSETS
Other intangibles (Note L)	1,310,160
Goodwill (Note L)	4,677,862
Security deposits	1,114

TOTAL ASSETS	$7,050,820

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$167,532
Total Other Current Liabilities	15,668

TOTAL CURRENT LIABILITIES	183,200

LONG TERM LIABILITIES
Note Payable (Note K)	113,500
TOTAL LIABILITIES	296,700

Commitments (Note I)

STOCKHOLDERS' EQUITY (Note C and D)
Common stock, par value $0.001, 97,500,000 authorized, issued and outstanding 21,151,324 shares at June 30, 2006	21,151
Additional paid-in capital	8,226,034
Accumulated deficit	(1,493,065)

TOTAL STOCKHOLDERS' EQUITY	6,754,120

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$7,050,820

The accompanying notes are an integral part of these unaudited financial statements

UPSNAP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2006 AND 2005 UNAUDITED
	Three Months Ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005
SALES AND COST OF SALES
Sales	$247,408	$-	$491,450	$-
Cost of Sales	135,173	-	245,749	-
Gross Profit	112,235	-	245,701	-

OPERATING EXPENSES
Product development	100,748	12,911	299,901	66,116
Sales and marketing expenses	63,778	-	168,309	9,103
General and administrative	581,033	16,972	1,097,848	33,468

Total Expense	745,559	29,883	1,566,058	108,687

Net operating income	(633,324)	(29,883)	(1,320,357)	(108,687)

Other income and expense
Interest income	8,762	-	13,653	-
Interest expense	-	-	300	-
Net Other Income	8,762	-	13,353	-

NET LOSS	$(624,562)	$(29,883)	$(1,307,004)	$(108,687)

Net loss per share	$(0.03)	$(0.01)	$(0.07)	$(0.03)

Weighted average common shares outstanding:
Basic and diluted	21,151,324	4,013,100	17,981,123	4,013,100

The average shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Warrants	5,144,668	-	4,287,223	-

The accompanying notes are an integral part of these unaudited financial statements

UPSNAP, INC. CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY FOR THE PERIOD SEPTEMBER 30, 2004 to JUNE 30, 2006 UNAUDITED
	Common Stock
	Shares	Par Value	Additional Paid-in capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balances, September 30, 2004		-	$27,474	$(27,474)	$-

Donated capital			119,525		119,525
Shares issued for cash ($.0003 per share)	12,999,999	1,300	1,700		3,000
Net loss				(158,586)	(158,586)

Balances, September 30, 2005	12,999,999	1,300	148,699	(186,060)	(36,061)

Shares issued in connection with reverse merger	5,788,495	17,488	2,079,623		2,097,112
Shares issued in connection with XSVoice acquisition	2,362,830	2,363	5,997,712		6,000,074
Net loss				(1,307,005)	(1,307,005)

Balances, June 30, 2006	21,151,324	$21,151	$8,226,034	($1,493,065)	$6,754,120

The accompanying notes are an integral part of these unaudited financial statements

UPSNAP, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 UNAUDITED
	For the nine month period ended June 30, 2006	For the nine month period ended June 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,307,004)	$(108,687)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	25,250	-
Amortization of intangibles	301,380
Changes to goodwill	(36,408)	-
CHANGES IN CURRENT ASSETS AND CURRENT LIABILITIES: (Net of effect of acquisition)
Accounts receivable	(101,371)	-
Other current assets	(20,786)	-
Deposits	(1,115)	-
Accounts payable and accrued expenses	162,178	-
Other current liabilities	(16,200)	-

NET CASH USED FOR OPERATING ACTIVITIES	(994,076)	(108,687)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash to acquire XSVoice, Inc.	(243,241)	-
Cash received from the company merger	1,919,662	-
Purchase of equipment	(134,107)	-

NET CASH PROVIDED BY INVESTING ACTIVITIES	1,542,314	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	-	3,000
Donated capital	-	109,205

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	112,205

NET INCREASE IN CASH	548,238	3,518

CASH, beginning of period	175,610	-
CASH, end of period	$723,848	$3,518

Taxes paid	$-	$-
Interest paid	$-	$-

Other non-cash investing and financing activities:
Shares issued in connection with reverse merger	$2,097,112	$-
Shares issued in connection with XSVoice acquisition	$6,000,074	$-

The accompanying notes are an integral part of these unaudited financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in conformity with Generally Accepted Accounting Principles (“GAAP”) for interim financial information and with the instructions to SEC Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses for the period. Actual results could differ significantly from those estimates. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto incorporated by reference in the Company’s Annual Report on SEC Form 10-KSB for the year ended September 30, 2005.

In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all material adjustments required by GAAP to present fairly the financial position of UPSNAP, INC. and its subsidiaries as of March 31, 2006 and the results of their operations for the three and nine month periods ended June 30, 2006 and 2005 and their cash flows for the nine months ended June 30, 2006 and 2005. All such adjustments are of a normal recurring nature, unless otherwise disclosed in this Form 10-QSB or other referenced material. Results of operations for interim periods are not necessarily indicative of results for the full year.

When required, certain reclassifications are made to the prior period’s consolidated financial statements to conform to the current presentation.

As of January 1, 2006 the Company exited the development stage company as defined in Financial Accounting Statements Board ("FASB") Statement No. 7, Accounting and Reporting for Development Stage Companies.

Organization

In November 2005, UpSNAP, Inc (formerly Manu Forti Group.) completed an acquisition of UpSNAP USA, Inc. The acquisition was accounted for as a recapitalization effected by a reverse merger, wherein UpSNAP USA, Inc. is considered the acquirer for accounting and financial reporting purposes (collectively, UpSNAP, Inc. and UpSNAP USA, Inc are referred to hereinafter as the “Company”). The pre-merger assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized. The accumulated deficit of UpSNAP USA, Inc. has been brought forward, and common stock and additional paid-in-capital of the combined company have been retroactively restated.

Pursuant to a definitive share exchange agreement dated November 15, 2005 (as previously filed on SEC Form 8-k on November 16, 2005), UpSNAP, Inc. acquired 100% of the issued and outstanding shares of UpSNAP USA, Inc.

Under the terms of the agreement UpSNAP, Inc. issued 11,730,000 shares of its common stock for all of the issued and outstanding stock of UpSNAP USA, Inc. As a result of the acquisition, the former shareholders of UpSNAP USA, Inc. held immediately after the acquisition 62.4% of the issued and outstanding shares of UpSNAP, Inc.'s common stock. The remaining 37.8% were held by UpSNAP, Inc.’s (formerly Manu Forti Group, Inc.) shareholders.

On January 6, 2006, the Company completed the purchase of XSVoice, Inc., a privately held wireless platform and application developer, by acquiring substantially all of the assets of XSVoice, Inc. for a total purchase price of $6.3 million. XSVoice, Inc.’s results of operations have been included in the consolidated financial statements since the date of acquisition. See Note L.

See Notes to Financial Statements

The consolidated financial statements include the operations of UpSNAP, Inc. from November 15, 2005 through June 30, 2006.

UpSNAP, Inc. changed its year-end to September 30 to coincide with the year-end of UPSNAP USA, Inc.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management in accordance with GAAP. The significant accounting principles are as follows:

Principles of consolidation

The consolidated financial statements include the accounts of UpSNAP, Inc. since November 15, 2005 and its wholly-owned subsidiary, UpSNAP USA, Inc., which is 100% consolidated in the financial statements, and the accounts and results from operations acquired as a result of the XSVoice, Inc. acquisition as of January 6, 2006. All material inter-company accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment on the double declining balance method with a five year life and half year convention.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at June 30, 2006, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Research and Development Expenditures

The Company incurs product development expenses related to the ongoing development of their search engine technology and connecting new clients to the existing streaming audio platform. Research and development expenses consist primarily of wages paid to employees and to independent contractors. The Company follows the

See Notes to Financial Statements

guidelines in Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Expenditures, including equipment used in research and development activities, are expensed as incurred.

Revenue Recognition

The Company recognizes revenue under the guidance provided by the SEC Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition” and the Emerging Issues Task Force (“EITF”) Abstract No. 99-19 “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”).

The Company receives revenue from the wireless carriers by providing streaming audio content that the carriers make available to their mobile handset customers. UpSNAP generates revenues from this line of business in two distinct ways:

1.
Provider of Technology Platform: UpSNAP provides technology to brands that have their own mobile distribution and revenue arrangements with the carriers. In this case, UpSNAP does not act as the principal in the transaction. The brands - typically large brands such as NASCAR or ESPN, have their own relationships with the carriers and look to UpSNAP to provide the technology platform and service, while they retain the relationship with the consumer and set the pricing. In these cases, UpSNAP reports net revenues received from the carrier which are revenues after both carrier charges and content provider charges.

2.
UpSNAP is Principal Party: UpSNAP acts as the principal party in the content relationships. Specifically, UpSNAP has the relationship with the carriers, sets the re-sale price at which consumers buy the product, pays the content provider for the content, and builds the mobile application or service. In these relationships, the Company recognizes revenue based on the gross fees remitted by the carrier to the company. The Company’s payments to the third party content providers are treated as cost of sales.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Long-lived assets

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Accounting Policy for Impairment of Intangible Assets

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about

See Notes to Financial Statements

future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Advertising costs

The Company expenses all advertising as incurred. For the nine month periods ended June 30, 2006 and 2005 the Company incurred advertising expense of $19,899 and $0 respectively. During the three months ended June 30, 2006 and 2005, the Company incurred $9,847 and $0, respectively for advertising expense.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Loss per common share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the "treasury stock" method and convertible securities using the "if-converted" method. The assumed exercise of options and warrants and assumed conversion of convertible securities have not been included in the calculation of diluted loss per share as the affect would be anti-dilutive.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS No. 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an issuer to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under Accounting Principles Board (APB) Opinion No. 25. We do not believe the adoption of SFAS No. 123 (R) will have a material impact on our financial statements.

See Notes to Financial Statements

In May 2005, the FASB issued SFAS No. 154 “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3.” This Statement replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle.  It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provision. When a pronouncement includes specific transition provisions, those provisions should be followed. The Company has no transactions that would be subject to SFAS 154.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Instruments - an amendment of FASB Statements No. 133 and 140 (“SFAS 155”) 155 allows financial instruments that have embedded derivatives to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 eliminated the need to bifurcate the derivative from its host, as previously required under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedge Accounting (“SFAS”). SFAS 155 also amends SFAS 133 by establishing a requirement to evaluate interests in securitized financial assets to determine whether they are free standing derivatives or whether they contain embedded derivatives that require bifurcation. SFAS 155 is effective for all hybrid financial instruments acquired or issued by the Company on or after January 1, 2007. The Company does not anticipate any material impact to its financial condition or results of operations as a result of the adoption of SFAS 155.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”). SFAS 156 addresses the accounting for recognized servicing assets and servicing liabilities related to certain transfers of the servicer’s financial assets and for acquisition or assumptions of obligations to service financial assets that do not relate to the financial assets of the servicer and its related parties. SFAS 156 requires that all recognized servicing assets and servicing liabilities are initially measured at fair value, and subsequently measured at either fair value or by applying an amortization method for each class of recognized servicing assets and servicing liabilities. SFAS 156 is effective in fiscal years beginning after September 15, 2006. The adoption of SFAS 156 is not expected to have a material impact on our consolidated financial statements.

NOTE C - STOCKHOLDERS’ EQUITY

The Company issued 9,999,999 shares of common stock to its directors on December 20, 2004 for $3,000 of which, $2,000 was paid in cash and $1,000 was paid by director’s reimbursable company expense. The shares issued have been restated to 12,999,999 to reflect the 1.3 to 1 forward split on August 28, 2005.

Donated capital represents Company expenses paid by certain directors of the Company totaling $119,525 during the period from inception to June 30, 2006.

On August 28, 2005, the Board of Directors of UpSNAP, Inc. approved a 1.3 for 1 forward stock split which was approved by a majority of the existing shareholders. The forward stock split has been retroactively applied and is reflected in the statement of stockholders’ equity.

On November 15, 2005, the closing under the Share Exchange occurred. 5,788495 shares of common stock were issued to the stockholders of UpSNAP USA, Inc. Additionally, 370,000 shares of common stock and 560,000 warrants were issued to an investment banking firm in consideration for services provided (See Note D).

On January 6, 2006, the Company acquired substantially all of the assets of XSVoice, Inc. 2,362,830 shares of common stock were issued to the stockholders of XSVoice, Inc. (See Note K).

NOTE D - WARRANTS

The Company has recorded the warrant instruments described below as equity in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activity, paragraph 11(a), and EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.

See Notes to Financial Statements

During September - October 2005, the Company issued Series A warrants to purchase 2,384,668 shares of common stock at $1.50 per share, in conjunction with the Company’s Private Placement. The fair value of the warrants in the amount of $1,032,561 was recorded as a debit and credit to additional paid in capital so there was no net impact on equity. The Private Placement warrants have a twelve-month life.

In October 2005, the Company issued Series B warrants to purchase 2,200,000 shares of common stock at $1.10 per share to investor relations firms in conjunction with services related to the Private Placement offering. The warrants have a term of five years. These warrants have been recorded at fair value using the Black-Scholes option-pricing model. The value of these warrants, $2,057,125, was recorded as additional paid-in capital and a non-cash compensation expense in October 2005 in the financial statements of UpSNAP, Inc. This non-cash compensation expense was eliminated in the accounting associated with the reverse merger.

In November 2005, the Company issued warrants to purchase 560,000 shares of common stock at $0.90 per share to an investment bank in conjunction with investment services related to the Private Placement offering. The warrants have a term of five years. These warrants have been recorded at fair value using the Black-Scholes option-pricing model. The value of these warrants, $900,063, was recorded as additional paid-in capital and a non-cash compensation expense in November 2005.  This non-cash compensation expense was eliminated in the accounting associated with the reverse merger.

The following table summarizes information about warrants outstanding at June 30, 2006:

Shares Exercisable	Exercise Price	Date of Expiration
Series A Warrant: Issued in conjunction with Private Placement	2,384,668	$1.50	September–October 2006
Series B Warrant: Issued for investor relations services	2,200,000	$1.10	October 2010
Viant Capital LLC Warrant	560,000	$0.90	November 2010
Total	5,144,668

At June 30, 2006, a total of 5,144,668 warrants remain outstanding. All warrants are fully vested and exercisable upon issuance.

NOTE E - INCOME TAXES

For the twelve month period ended September 30, 2005, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At June 30, 2006, the Company had approximately $1,989,000 of accumulated net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2024.

The components of the Company’s deferred tax asset are as follows:

As of September 30
2005
Deferred tax assets:
Net operating loss carryforwards	$682,442
Total deferred tax assets	682,442

Net deferred tax assets before valuation allowance	682,442
Less: Valuation allowance	(682,442)
Net deferred tax assets	$-0-

See Notes to Financial Statements

For financial reporting purposes, the Company has incurred a loss since its inception. The Company provided for a full valuation allowance against its net deferred tax assets at June 30, 2006.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

Twelve Month Period Ended September 30
2005
Federal and state statutory rate	$238,854
Change in valuation allowance on deferred tax assets	(238,854)
$0

NOTE F - GOING CONCERN

As shown in the accompanying financial statements, the Company has accumulated net losses from operations from inception through June 30, 2006 totaling $1,493,065, and as of June 30, 2006, has had limited revenues from operations. These factors raise substantial uncertainty about the Company’s ability to continue as a going concern.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE G - CONCENTRATION OF CREDIT RISK

Since inception of revenues in January 2006, our largest customer accounted for more than 99% of sales.

The Company has deposits of $725,306 in a bank in excess of federally insured limits at June 30, 2006. The amount has not been reduced by items recorded in the account not yet clearing the bank.

Management periodically reviews the adequacy and strength of the financial institutions and deems this to be an acceptable risk.

NOTE H - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2006:

Fixed Assets
Computer and office equipment	$66,306.75
Computer Equipment	162,306.75
Office Equipment	1,000.00
Office Furniture	3,000.00
Accumulated Depreciation	(25,249.71)
Total Fixed Assets	$141,057.04

Depreciation expense for the nine months ended June 30, 2006 and 2005 was $25,240 and $ 0 , respectively.  Depreciation expense for the three months ended June 30, 2006 and 2005 was $8,297 and $0, respectively.

See Notes to Financial Statements

The estimated service lives of property and equipment are 3 - 7years.

NOTE I - COMMITMENTS

In March 2006, the Company began a lease for approximately 1800 square feet of office space. The lease extends through February 28, 2007 at a rate of $2,250 per month. Future maturities associated with this commitment are as follows:

Year Ended September 30	Amount
2006	$6,750
2007	$11,250

NOTE J - RELATED PARTY TRANSACTION

The Chairman of the Board of the Company provides services to the Company as its CEO, for monthly compensation of $10,000 and related expenses. The Company pays $10,000 per month in fees to a board member who is providing services related to product content.

NOTE K - NOTE PAYABLE

As part of the consideration of the purchase of XSVoice, the Company assumed the principal balance of a November 5, 2004 note that was in default between XSVoice, Inc. And one of its carrier partners. The principal balance of the note at the time of the acquisition of XSVoice, Inc. was $113,500 and it carries an interest rate of 5% above the prime rate and is subject to an additional 2% after any Event of Default. The Company has been unable to identify the parties within the carrier that are aware of the note and are thus able to negotiate terms. The carrier has also made no attempts to collect the note. The Company carries the note as long-term and is not accruing interest.

NOTE L - ACQUISITION OF XSVOICE, INC.

On January 6, 2006, the Company completed the purchase of XSVoice, Inc., a privately held wireless platform and application developer, by acquiring substantially all of the assets of XSVoice, Inc. for a total purchase price of $6.4 million. XSVoice, Inc.’s results of operations have been included in the consolidated financial statements since the date of acquisition.

As a result of the acquisition, the Company acquired XSVoice's proprietary SWInG (Streaming Wireless Internet Gateway) technology, which enables mobile access to virtually any type of audio content, including Internet-based streaming audio, radio, television, satellite or other audio source. The acquisition also allowed the Company to gain access to carrier distribution channels and premium content provider relationships.

The aggregate purchase price of $6,393,223 consisted of $198,829 in cash consideration, the assumption of $113,500 in debt, and common stock valued at $5,735,000. In addition, the Company paid $80,820 for accounting and legal fees related to the acquisition and issued common stock valued at $265,074 for investment banking services.

The value of the 2,362,830 common shares issued as a result of this acquisition was determined based on the average market price of the Company’s common shares over the preceding 15-day period before the closing date of the acquisition.

The following table presents the allocation of the acquisition cost, including professional fees and other related acquisition costs, to the assets acquired and liabilities assumed, based on their fair values:

Allocation of acquisition cost:
Accounts receivable	$71,621.43

See Notes to Financial Statements

Property, plant, and equipment
Computer equipment	28,200.00
Office equipment	1,000.00
Office furniture	3,000.00
SWinG copyright	1,345,040.00
Customer relationships	104,000.00
Employment contracts	78,000.00
Supplier contracts	84,500.00
Goodwill	4,791,361.53
Total assets acquired	6,506,722.96
Note payable	(113,500.00)
Total liabilities assumed	(113,500.00)
Net assets acquired	$6,393,222.96

Of the $6,402,902 of acquired intangible assets, $1,345,040 was assigned to the SWinG technology platform, $104,000 for customer relationships, $78,000 for employment contracts, and $84,500 for supplier contracts. These intangible assets were assigned a life of
12 months with the exception of SWinG technology platform that was assigned a life of 48 months. The remaining unallocated intangible balance of $4,791,362 was assigned to goodwill .

The allocation of the purchase price is based on preliminary data and could change when final valuation of certain intangible assets is obtained.

In connection with the XSVoice, Inc. acquisition, the Company agreed to pay an additional $550,000 in cash consideration by January 6, 2007, if the company raises an additional $3.2 million in additional equity capital or the Series A warrants are exercised. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, the Company does not accrue contingent consideration obligations prior to the attainment of the objectives. Any such payments would result in increases in goodwill.

NOTE M -PRO FORMA INFORMATION

The unaudited pro forma consolidating statement of operations give effect to the reverse merger and XSVoice acquisition as if it had occurred at the beginning of the nine month period ended June 30, 2006 and the fiscal year ended September 30, 2005. The unaudited pro forma consolidating financial statements are based on available information and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidating financial statements do not purport to represent what the results of operations actually would have been if the events described had occurred as of the dates indicated or what such results will be for any future periods.

The combining companies have different year ends. For purposes of these statements, the year end of December 31 for XSVoice, Inc. has been changed to September 30, which is the year end of UpSNAP, Inc. which is the surviving entity.

See Notes to Financial Statements

UPSNAP, INC.
PRO-FORMA CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 2005
UNAUDITED

	UpSNAP, Inc. 10/1/2004 - 9/30/2005	UpSNAP USA, Inc. 10/1/2004 - 9/30/2005	September 30, 2005 Consolidated Pro Forma Results before Acquisition of XSVoice	XSVoice, Inc. 10/1/2004 - 9/30/2005		Pro-Forma Entries	September 30, 2005 Pro-Forma Consolidated
REVENUES
Sales	$ -	$ -	$ -	$ 801,645			$ 801,645
Cost of sales			-	(454,289)			(454,289)
Gross Profit	-	-	-	347,356			347,356

EXPENSES
Selling, general and administrative	119,912	158,586	278,498	1,052,417			1,330,915
Depreciation			-	55,335			55,335
Total expense	119,912	158,586	278,498	1,107,752			1,386,250

Loss from operations	(119,912)	(158,586)	(278,498)	(760,396)			(1,038,894)

OTHER INCOME AND EXPENSES			-
Gain on forgiveness of debt			-	51,963	(1)	(51,963)	-
Gain on sale of assets			-	33,250	(1)		33,250
Gain on settlement with vendors			-	69,279	(1)	(69,279)	-
Interest income			-				-
Vendor reimbursement for equipment			-				-
Other income			-	80			80
Loan cost expense			-	(66,503)	(1)	66,503	-
Interest expense	-	-	-	(30,834)	(1)	30,834	-
Total other income and expenses	-	-	-	57,235		(23,905)	33,330
			-				-
			-				-
NET LOSS	$ (119,912)	$ (158,586)	$ (278,498)	$ (703,161)		$ (23,905)	$ (1,005,564)

(1)	To eliminate expenses related to assets and liabilites of XSVoice not acquired as part of the January 6, 2006 Asset Purchase Agreement.

See Notes to Financial Statements

UPSNAP, INC.
PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2006
UNAUDITED

		Consolidated UpSNAP, Inc. 10/1/2005 - 6/30/2006	UpSNAP, Inc. fka Manu Forti Group 10/1/2005 - 11/15/2005	XSVoice, Inc. 10/1/2005 -1/6/2006		Pro-Forma Entries	6/30/06 Pro-Forma Consolidated
	SALES AND COST OF SALES
	Sales	$ 491,449.72		$ 218,137.76			$ 709,587.48
	Cost of Sales	245,748.60		134,864.64			380,613.24
	Gross Profit	245,701.12		83,273.12			328,974.24

	OPERATING EXPENSES					-
	Product development	299,901.28		21,666.64		-	321,567.92
	Sales and marketing expenses	168,308.89		-			168,308.89
	General and administrative	1,097,848.13	3,808,334.71	558,454.03			5,464,636.87
							-
	Total Expense	1,566,058.30	3,808,334.71	580,120.67			5,954,513.68

	Net operating income (loss)	(1,320,357.18)	(3,808,334.71)	(496,847.55)			(5,625,539.44)

	Other income and expense
	Other Income	-		68,926.44	(1)	(68,926.44)	-
	Interest income	13,652.77	162.74				13,815.51
	Interest expense	300.00		40,896.91	(1)	(40,896.91)	300.00
							-
NET LOSS		$ (1,307,004.41)	$(3,808,171.97)	$ (468,818.02)		$ (28,029.53)	$ (5,612,023.93)

(1)	To eliminate expenses related to assets and liabilites of XSVoice not acquired as part of the January 6, 2006 Asset Purchase Agreement.

See Notes to Financial Statements

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)

REPORT ON AUDIT OF FINANCIAL STATEMENTS

SIX MONTHS ENDED SEPTEMBER 30, 2005
AND YEAR ENDED MARCH 31, 2005
AND FOR THE PERIOD JULY 25, 2003
(INCEPTION OF THE DEVELOPMENT STAGE)
TO SEPTEMBER 30, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
UpSNAP, Inc.
(Formerly Manu Forti Group, Inc.)
(A Development Stage Company)

We have audited the accompanying balance sheet of UpSNAP, Inc. (Formerly Manu Forti Group, Inc.) (A Development Stage Company) (the “Company”), as of September 30, 2005 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the six months ended September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of UpSNAP, Inc. (Formerly Manu Forti Group, Inc.) (A Development Stage Company) as of March 31, 2005, for the year then ended, and for the period July 25, 2003 (Date of Inception) to March 31, 2005. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the period July 25, 2003 (Date of Inception) to March 31, 2005, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of UpSNAP, Inc. (A Development Stage Company) as of September 30, 2005 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the six months ended September 30, 2005, and for the period July 25, 2003 (Date of Inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bedinger & Company Certified Public Accountants Concord, California December 9, 2005

MOEN AND COMPANY CHARTERED ACCOUNTANTS
Member:
Canadian Institute of Chartered Accountants
Institute of Chartered Accountants of British Columbia
Institute of Management Accountants (USA) (From 1965)

Registered with:
Public Company Accounting Oversight Board (USA) (PCAOB)
Canadian Public Accountability Board (CPAB)
Canada - British Columbia Public Practice Licence

Securities Commission Building
PO Box 10129, Pacific Centre
Suite 1400 - 701 West Georgia Street
Vancouver, British Columbia
Canada V7Y 1C6

Telephone: (604) 662-8899
Fax: (604) 662-8809
Email: moenca@telus.net

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of
Manu Forti Group, Inc.

We have audited the accompanying balance sheet of Manu Forti Group, Inc. as of March 31, 2005 and March 31, 2004, and the related statements of operations, retained earnings (deficit), cash flows and changes in stockholders’ equity (deficit) for the year ended March 31, 2005 and accumulated for the period from inception on July 25, 2003 to March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manu Forti Group Inc, as of March 31, 2005 and March 31, 2004 and the results of its operations and its cash flows for the year ended March 31, 2005 and accumulated for the period from inception on July 25, 2003 to March 31, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  /s/ “Moen and Company”
Vancouver, British Columbia, Canada
                                                        Chartered Accountants
May 31, 2005

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
SEPTEMBER 30, 2005 AND MARCH 31, 2005
	September 30,	March 31,
	2005	2005
ASSETS
CURRENT ASSETS
Cash	$1,305,318	$114,742
Prepaid expenses		5,000
Loan receivable (Note B)	180,000

TOTAL CURRENT ASSETS	1,485,318	119,742

TOTAL ASSETS	$1,485,318	$119,742

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,685	$6,320
Loans from shareholders (Note D)	135,200	203,374
Accrued interest on loans from shareholders (Note D)	10,163	2,030
TOTAL CURRENT LIABILITIES	150,048	211,724

STOCKHOLDERS’ EQUITY (Note E)

Common stock, par value $.001, 75,000,000 shares authorized; issued and outstanding 4,013,100 at September 30, 2005	4,013	3,087
Additional paid-in capital	137,799	138,725
Common stock subscribed	1,470,377	—
Deficit accumulated during the development stage	(276,919)	(233,794)
TOTAL STOCKHOLDERS’ EQUITY	1,335,270	(91,982)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,485,318	$119,742

See Footnotes to Financial Statements

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
SIX MONTHS ENDED SEPTEMBER 30, 2005, YEAR ENDED MARCH 31, 2005 AND
THE PERIOD JULY 25, 2003 (INCEPTION) to SEPTEMBER 30, 2005
	Six Months Ended September 30,	Year Ended March 31,	July 25, 2003 (Inception) to September 30,
	2005	2005	2005
General & administrative expenses
Audit fees	$1,652	$18,506	$21,598
Bad debts			63,000
Bank charges and interest	7,717	9,578	17,594
Consulting fees	27,563	49,000	78,563
Geological report		8,595	12,895
Legal expenses	2,574	9,066	60,469
Transfer agent and filing fees	245	3,506	4,951
Website development costs		1,500	13,500
Office cost	75		75
Licenses and permits	700		700
Rent	1,500		1,500
Travel	1,099		1,099
Incorporation costs written off			975

Net loss	$(43,125)	$(99,751)	$(276,919)

Net (loss) per common share basic and diluted	$(0.011)	$(0.023)

Weighted average common shares outstanding
Basic and diluted	4,013,000	4,285,566

The average shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Warrants	59,132	—

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY
THE PERIOD JULY 25, 2003 (INCEPTION) TO SEPTEMBER 30, 2005
	Common Stock			Additional Paid-in	Deficit Accumulated During the Development	Total Stockholders' Equity
	Shares	Amount	Subscribed	capital	Stage	(Deficit)
Balance, July 25, 2003		$-		$-	$-	$-
Shares issued (July 29, 2003)	2,600,000	2,600		(600)		2,000
Stock subscribed			15,000			15,000
Net loss					(134,043)	(134,043)
Balance, March 31, 2004	2,600,000	2,600	15,000	(600)	(134,043)	(117,043)

Shares issued for cash ($0.10 per share)	1,543,100	1,543		117,157		118,700
Share Subscriptions issued ($0.10 per share)	195,000	195		14,805		15,000
Stock subscribed			(15,000)			(15,000)
Interest foregone on loan from shareholder				6,112		6,112
Founder stock cancelled	(325,000)	(325)		325		-
Net loss					(99,751)	(99,751)
Balance, March 31, 2005	4,013,100	$4,013	$-	$137,799	$(233,794)	$(91,982)

1.3 : 1 forward stock split	1.3:1					-
Common stock subscribed			1,470,377			1,470,377
Net loss					(43,125)	(43,125)
Balance, September 30, 2005	4,013,100	$4,013	$1,470,377	$137,799	$(276,919)	$1,335,270

See Footnotes to Financial Statements

UPSNAP, INC.
(FORMERLY MANU FORTI GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED SEPTEMBER 30, 2005, YEAR ENDED MARCH 31, 2005, AND
THE PERIOD JULY 25, 2003 (DATE OF INCEPTION) TO SEPTEMBER 30, 2005
	Six Months Ended September 30,	Year ended March 31,	July 25, 2003 (Inception) to September 30,
	2005	2005	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(43,125)	$(99,751)	$(276,919)
Adjustments to reconcile net loss
to net cash used by operating activities:
Bad debts			63,000
Interest foregone on loan from shareholder, added to additional paid-in-capital		6,112
CHANGES IN CURRENT ASSETS AND CURRENT
LIABILITIES: (Net of effect of acquisition)
(Increase) decrease in current assets:
Prepaid expenses	5,000	(5,000)
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	2,421	(22,980)	8,741
NET CASH USED FOR OPERATING ACTIVITIES	(35,704)	(121,619)	(205,178)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments
Loans receivable	(180,000)		(243,000)
NET CASH USED FOR INVESTING ACTIVITIES	(180,000)	—	(243,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock		133,700	135,700
Share subscriptions	1,470,377	(15,000)	1,470,377
Loans from shareholders, net	(64,097)	103,530	141,307
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,406,280	222,230	1,747,384
NET INCREASE IN CASH	1,190,576	100,611	1,299,206
CASH, beginning of period	114,742	14,131	—
CASH, end of period	$1,305,318	$114,742	$1,299,206

Taxes paid	$—	$—	$—
Interest paid	$—	$—	$—

Other non-cash investing and financing activities:
Shares issued for services	$—	$—	$—

See Footnotes to Financial Statements

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was an exploration stage company incorporated in the State of Nevada on July 25, 2003. Initially, the Company had contracted to acquire a mineral property interest in the pursuit of developing a mining operation; however, the Company never determined whether this property contained mineral resources that were economically recoverable and has ceased all mining related activities.

During May 2005, the Company accepted the resignation and replacement of its executive officers and board members and pursued an acquisition strategy of a non mining operating company.

On August 24, 2005, the Company entered into a binding Letter of Intent (LOI) with UpSNAP USA, Inc., (A Development Stage Company) a privately held provider of mobile search services. UpSNAP USA, Inc. is bridging the gap between the Internet and the more than 160 million text-enabled cell phones in the U.S. with its patent-pending technology. Pursuant to the LOI, the Company committed to raise up to One Million Nine Hundred and Eighty Thousand (USD$1,980,000.00).

On August 26, 2005, in anticipation of a successful business combination with UpSNAP USA, Inc., the Company’s board approved a name change from Manu Forti Group, Inc. to UpSNAP, Inc.

Summary of Significant Accounting Principles

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Loss per common share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and convertible securities using the “if-converted” method.

Foreign Currency Transactions

The functional and reporting currency is the United States dollar. The financial statements are presented in United States dollars. Foreign assets, liabilities and equity accounts are translated at exchange rates as of the balance sheet date or historical acquisition date, depending on the nature of the account. Revenues and expenses are translated at average rates of exchange in effect during the period. The gain or loss on translation is reported as a separate component of stockholders’ equity and is not recognized in net income. Capital accounts are translated at their historical exchange rates when the capital stock is issued. The effect of exchange rate changes on cash balances is reported in the statement of cash flows as a separate part of the reconciliation of change in cash and cash equivalents.

Issuance of common stock

The issuance of common stock for other than cash is recorded by the Company at management’s estimate of the fair value of the assets acquired or services rendered.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board issued FAS 123-R. FAS 123-R is a revision of FAS No. 123, as amended, Accounting for Stock-Based Compensation (“FAS 123”) and supersedes Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees. FAS 123-R eliminates the alternative to use the intrinsic value method of accounting that was provided in FAS 123, which generally resulted in no compensation expense recorded in the financial statements related to the issuance of equity awards to employees. FAS 123-R requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. FAS 123-R establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all companies to apply a fair-value-based measurement method in accounting for generally all share-based payment transactions with employees. The Company has adopted FAS 123-R and will apply its provisions when it decides to initiate stock-based compensation awards.

Stock Warrants Issued to Third Parties

The Company accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Under the provisions of EITF 96-18, because none of the Company’s agreements have a disincentive for nonperformance, the Company records a charge for the fair value of the portion of the warrants earned from the point in time when the service performance is completed.

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at September 30, 2005, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Impact of accounting standards

In November 2004, the FASB issued SFAS 151, Inventory Costs—an amendment of ARB No. 43, Chapter 4. The Statement amends the guidance of ARB No. 43, Chapter 4, Inventory Pricing, by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of SFAS 151 did not have any impact on the Company’s financial condition or results of operations.

In December 2004, the FASB issued a revision to SFAS 123 (revised 2004), Share-Based Payment. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The statements eliminate the alternative method of accounting for employee share-based payments previously available under APB 25. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the second [quarter of fiscal year 2006 ending on September 30, 2005][??]. The Company currently has no options outstanding and does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153 “Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29”. Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transaction that do not have commercial substance, defined as transaction that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

NOTE B - LOAN RECEIVABLE

During September 2005, the Company remitted $180,000 to UpSNAP USA, Inc. for operating capital. The Company anticipates forgiving the loan upon consummation of the merger with UpSNAP USA, Inc. (See NOTE E).

NOTE C - NET OPERATING LOSS CARRY FORWARD

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At March 31, 2004 a valuation allowance for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years. The valuation allowance increased by approximately $33,915 to $79,490 for the year ended March 31, 2005, assuming a tax rate of 34%. For the six months ended September 30, 2005 the valuation allowance increased by $14,662 to $94,152, assuming a tax rate of 34%.

Year of Loss	Amount	Expiration Date
September 30, 2005	$43,125	September 30, 2025
March 31, 2005	99,751	March 31, 2025
March 31, 2004	134,043	March 31, 2024
	$276,919

The expiration dates for U.S. net operating losses (NOL) may be extendable under Section 381 of the U.S. Internal Revenue Code.

NOTE D - LOANS FROM SHAREHOLDERS

The Company currently has $135,200 and $203,374 in shareholder loans payable and $10,163 and $2,030 in related accrued interest expense as of September 30, 2005 and March 31, 2005, respectively. Interest expense on the outstanding loans for the six months and year ended September 30, 2005 and March 31, 2005 was $8,133 and $2,030, respectively. The loans accrue interest at 12% per annum, are unsecured and have no specific terms of repayment.

All debt and accrued interest was approved for conversion to common stock subsequent to year end (See Note J).

On May 2, 2005, the principal amount of a shareholder loan from Steve McManaman for $101,874 was repaid in full.

NOTE E - COMMON STOCK

At inception on July 29, 2003, the Company issued 2,000,000 founders shares at par or $0.001.

On September 1, 2004, upon the completion of an SB-2 registration and offering, the Company issued 1,337,000 shares of common stock in exchange for $133,700, or $0.10 per share.

On January 21, 2005, 250,000 founder shares were returned and canceled leaving 3,087,000 shares outstanding as March 31, 2005.

On August 28, 2005, the Board approved a 1.3 for 1 forward stock split which was approved by a majority of the existing shareholders. The forward stock split resulted in an additional 926,100 shares bringing the total share outstanding as of September 30, 2005 to 4,013,100.

On August 24, 2005, the Company entered into a binding LOI with UpSNAP USA, Inc. The terms of the LOI required the Company to raise up to One Million Nine Hundred and Eighty Thousand (USD$1,980,000.00) Dollars in equity financing. During September 2005, the Company received $1,470,377 in exchange for 1,633,752 shares of common stock, or $0.90 per share. Each purchaser of a share in the private placement also received one non-transferable series A warrant with an exercise price of $1.50 and a term of twelve months. As of September 30, 2005 no shares related to the placement were issued. Accordingly, the Company recorded these funds to Common Stock Subscribed. The Company has included the shares to be issued in the placement in the weighted average share calculation for EPS purposes.

NOTE F - WARRANTS

At September 30, 2005, pursuant to the private placement described in Note E, the Company had 1,633,752 Series A Warrants outstanding entitling the holder thereof the right to purchase one common share for each warrant held as follows:

		Exercise
Warrant	Number of	Price Per	Expiration
Series	Warrants	Warrant	Date

A	100,000	$ 1.50	9/9/2006
A	100,000	$ 1.50	9/13/2006
A	12,500	$ 1.50	9/20/2006
A	12,500	$ 1.50	9/20/2006
A	72,000	$ 1.50	9/21/2006
A	25,000	$ 1.50	9/22/2006
A	125,002	$ 1.50	9/22/2006
A	25,000	$ 1.50	9/23/2006
A	87,500	$ 1.50	9/23/2006
A	100,000	$ 1.50	9/23/2006
A	12,500	$ 1.50	9/26/2006
A	25,000	$ 1.50	9/26/2006
A	50,000	$ 1.50	9/26/2006
A	525,000	$ 1.50	9/26/2006
A	22,000	$ 1.50	9/27/2006
A	27,750	$ 1.50	9/27/2006
A	150,000	$ 1.50	9/27/2006
A	22,000	$ 1.50	9/28/2006
A	25,000	$ 1.50	9/28/2006
A	115,000	$ 1.50	9/29/2006
Total	1,633,752

NOTE G - RELATED PARTY TRANSACTIONS

In June 2005, the Company entered into an administrative consulting agreement with Todd M. Pitcher to manage and administrate the operations and regulatory requirements of the Company. During the six months ended September 30, 2005, the Company paid Mr. Pitcher $13,000.

In July 2005, the Company entered into a professional services agreement with Justin Frere to perform certain accounting services on behalf of the Company. During the six months ended September 30, 2005, the Company paid Mr. Frere $7,500.

NOTE H - GOING CONCERN AND MANAGEMENT’S PLANS

The Company has incurred losses since inception of $276,919 to September 30, 2005 and has had no revenue from operations. There can be no assurance that the Company will continue as a going concern. The Company has incurred recurring losses and cash flow deficiencies from operations that raise substantial doubt about its ability to continue as a going concern. The Company’s continued existence is dependent upon its ability to increase operating revenues and/or raise additional equity capital sufficient to generate enough cash flow to finance operations in future periods. Management is currently in the process of seeking additional equity financing with potential investors. There can be no assurance that such additional financing will be obtained. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE I - CONCENTRATION OF CREDIT RISK

The Company has deposits of $1,205,919 in a bank in excess of federally insured limits at September 30, 2005. The amount has not been reduced by items recorded in the account not yet clearing the bank.

Management periodically reviews the adequacy and strength of the financial institutions and deems this to be a calculated risk.

NOTE J - SUBSEQUENT EVENTS

From September 30, 2005 through October 31, 2005, the company received an additional $675,823 pursuant to the September 2005 private placement memorandum. All shares were issued October 31, 2005.

On October 31, 2005, the Board of Directors voted to amend the September 2005 private placement memorandum to accept the oversubscribed amount of $166,200.

On October 31, 2005, the Board of Directors voted to convert the existing shareholder debt totaling $145,363 in principal and accrued interest to common stock. Common stock was issued November 11, 2005.

On November 15, 2005, the Definitive Share Exchange Agreement was duly signed. 11,730,000 shares of common stock were issued to the former stockholder’s of UpSnap USA, Inc. Additionally, 370,000 shares of common stock and 560,000 warrants were issued to Viant Capital, LLC in consideration for services provided.

(FORMERLY UP2004SNAP, INC.)
(A DEVELOPMENT STAGE COMPANY)

REPORT ON AUDIT OF FINANCIAL STATEMENTS

PERIODS ENDED SEPTEMBER 30, 2005 AND 2004
AND
FOR THE PERIOD APRIL 6, 2004
(INCEPTION OF DEVELOPMENT STAGE)
TO SEPTEMBER 30, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
UpSnap USA, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of UpSnap USA, Inc. (A Development Stage Company) (the “Company”), as of September 30, 2005 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of UpSnap USA, Inc. (A Development Stage Company) as of September 30, 2004, and for the period April 6, 2004 (Date of Inception) to September 30, 2004. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the period April 6, 2004 (Date of Inception) to September 30, 2004, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of UpSnap USA, Inc. (A Development Stage Company) as of September 30, 2005 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended September 30, 2005, and for the period from April 6, 2004 (Date of Inception) to September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bedinger & Company Certified Public Accountants Concord, California December 9, 2005

Beckstead and Watts, LLP
Certified Public Accountants

2425 Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 (tel)
702.362.0540 (fax)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of UpSNAP, Inc. (the “Company”) (A Development Stage Company), as of September 30, 2004 and the related statement of operations, stockholders’ equity, and cash flows from April 6, 2004 (Date of Inception) to September 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversignt Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UpSNAP, Inc. (A Development Stage Company) as of September 30, 2004, and the results of its operations and cash flows for the period April 6, 2004 (Date of Inception) to September 30, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP

October 21, 2005

UPSNAP USA, INC.
(FORMERLY UP2004SNAP, INC.)
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
SEPTEMBER 30, 2005 AND 2004

	September 30
	2005	2004
ASSETS:

Current assets:
Cash	$175,611	$—
Prepaid expenses	3,000	—
Total current assets	178,611	—

Total Assets	$178,611	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable (Note C)	$18,009	$—
Accrued interest payable (Note D)	163	—
Note payable - shareholder (Note D)	16,500	—
Note payable - UpSNAP, Inc. (Note D)	180,000	—
Total current liabilities	214,672	—

Stockholders’ equity <deficit>:
Series A preferred stock; $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—

Common stock; $0.0001 par value; 25,000,000 shares authorized, 9,999,999 shares issued and outstanding	1,000	—

Additional paid-in capital	148,999	27,474

Deficit accumulated during the development stage	(186,060)	(27,474)
Total Stockholders’ Equity <Deficit>	(36,061)	—

Total Liabilities and Stockholders’ Equity <Deficit>	$178,611	$—

See Footnotes to Financial Statements

UPSNAP USA, INC.
(FORMERLY UP2004SNAP, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004,
AND THE PERIOD APRIL 6, 2004 (DATE OF INCEPTION) TO SEPTEMBER 30, 2005
	Year Ended September 30,	April 6, 2004 (Inception) to September 30,	April 6, 2004 (Inception) to September 30,
	2005	2004	2005

Costs and Expenses
Audit fees	$2,500	$—	$2,500
Bank charges and Interest	244	—	244
Consulting fees	—	—	—
Marketing and Public relations	9,183	464	9,647
Legal expenses	—	—	—
Transfer agent and filing fees	—	—	—
Product Development costs	104,086	9,962	114,048
Office cost	12,651	3,115	15,766
Licenses and permits	940	—	940
Rent	—	—	—
Travel	28,982	13,933	42,915

Net <Loss>	$(158,586)	$(27,474)	$(186,060)

Net <Loss> per share	$(0.02)	$—

Weighted average common shares outstanding:
Basic and diluted	7,780,821	—

See Footnotes to Financial Statements

UPSNAP USA, INC.
(FORMERLY UP2004SNAP, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER’S EQUITY
FOR THE PERIOD APRIL 6, 2004 (DATE OF INCEPTION) TO SEPTEMBER 30, 2005
						Deficit
						Accumulated
	Preferred Stock		Common Stock		Additional	during the	Total
	Number of		Number of		Paid-in	Development	Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
BALANCES April 6, 2004	—	$—	—	$—	$—	$—	$—
Donated capital					27,474		27,474
Net loss						(27,474)	(27,474)
BALANCES September 30, 2004	—	—	—	—	27,474	(27,474)	—

Shares issued during the period
Donated capital					119,525		119,525
Shares issued for cash ($.0003 per share)			9,999,999	1,000	2,000		3,000
Net loss						(158,586)	(158,586)
BALANCES September 30, 2005	—	—	9,999,999	$1,000	$148,999	$(186,060)	$(36,061)

See Footnotes to Financial Statements

UPSNAP USA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004,
AND THE PERIOD APRIL 6, 2004 (DATE OF INCEPTION) TO SEPTEMBER 30, 2005
	Year Ended September 30,		April 6, 2004 (Inception) to September 30,
	2005	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings <loss>	$(158,586)	$(27,474)	$(186,060)

CHANGES IN CURRENT ASSETS AND CURRENT
LIABILITIES: (Net of effect of acquisition)
(Increase) decrease in current liabilities:
Prepaid expenses	(3,000)	—	(3,000)
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	18,009	—	18,009
Accrued interest payable	163	—	163
NET CASH USED FOR OPERATING ACTIVITIES	(143,414)	(27,474)	(170,888)

CASH FLOWS FROM INVESTING ACTIVITIES:
	—	—	—
NET CASH USED FOR INVESTING ACTIVITIES	—	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	3,000	—	3,000
Donated capital	119,525	27,474	146,999
Proceeds from note payable-shareholder	16,500	—	16,500
Proceeds from note payable-Manu Forti	180,000	—	180,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	319,025	27,474	346,499

NET INCREASE IN CASH	175,611	—	175,611

CASH, beginning of period	—	—	—
CASH acquired	—	—	—
CASH, end of period	$175,611	$—	$175,611

Taxes paid	$—	$—	$—
Interest paid	$—	$—	$—

See Footnotes to Financial Statements

UPSNAP USA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

NOTE A - ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES

UpSNAP USA, Inc. (the “Company”) was incorporated on April 6, 2004 (Inception) under the laws of the State of Nevada. The Company has headquarters in Davidson, North Carolina.

The Company was originally incorporated under the name “UpSNAP, Inc.” The Company subsequently changed its name to Up2004SNAP, Inc. and then changed the legal name to UpSNAP USA, Inc.

The Company is a development stage company engaged in the development of technology that will create the first cellular specific directory listings and entertainment platform powered by paid listings and premium services. The Company has no revenues to date and is thus subject to numerous risks, including risks associated with product development and marketing, growth, competition, and attracting and retaining key personnel. The Company plans to launch its service in the USA.

Since inception, the Company has devoted substantially all of its efforts to planning, budgeting and research and development.

On August 24, 2005, UpSNAP, Inc., a corporation formed under the laws of the State of Nevada and the stockholders of the Company entered into a binding letter of intent (“LOI”). UpSNAP, Inc. was formally known as Manu Forti Group, Inc. and took the name UpSNAP, Inc. in contemplation of the acquisition of UpSNAP USA, Inc.

The LOI contemplates an acquisition under the terms of which UpSNAP, Inc. will issue 12.1 million shares of its common stock to the Company Stockholders in consideration for 100% of the Company’s shares. Assuming the issuance of 12.1 million shares of UpSNAP, Inc. common stock to the Company’s Stockholders, the holders of the shares of UpSNAP, Inc. common stock prior to the transaction will retain approximately 26% of the equity of the Company subsequent to the transaction. Consummation of the transaction is subject to a number of conditions, including the execution of a definitive agreement, the completion of a satisfactory due diligence investigation by both parties, the entry into certain employment agreements by and among UpSNAP, Inc. and certain stockholders of the Company; and definitive approval by the board of directors of UpSNAP, Inc. of the Purchase Agreement and all transactions and developments contemplated thereby.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

These financial statements have been prepared by management in accordance with accounting principals generally accepted in the United States. The significant accounting principles are as follows:

Development Stage Enterprise

In accordance with Statement of Financial Accounting Standards No. 7, Accounting And Reporting By Development Stage Enterprises, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not commenced or produced any revenues.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at September 30, 2005, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in

UPSNAP USA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management’s judgment and available information and, consequently, actual results could be different from these estimates.

Research and Development Expenditures

Research and development expenses consist primarily of web hosting and communication expenses. The Company follows the guidelines in Statement of Financial Accounting Standards No. 2, Accounting For Research And Development Costs. Expenditures, including equipment used in research and development activities, are expensed as incurred.

Revenue Recognition

The Company receives revenue from the wireless carriers by providing streaming audio content that the carriers make available to their mobile handset customers. The Company recognizes revenue on the net funds received from the wireless carriers. Under the guidance provided by the SEC Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition” and the Emerging Issues Task Force (“EITF”) Abstract No. 99-19 “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”), the carriers provide the service to their mobile handset user and remit a percentage of revenues generated to the Company, therefore the Company recognizes as revenue only the net fees realized on the transactions.

The Company also contracts with third party content providers who are paid by the Company a fixed percentage of the net revenues received by the Company from the carriers. The payments to these third party content providers are treated as cost of sales.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Advertising costs

The Company expenses all costs of advertising as incurred. The company has not incurred any advertising costs included in selling, general and administrative expenses as of September 30, 2005.

Reclassifications

Certain reclassifications have been made in the 2004 totals to conform to the classifications used in 2005.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic

UPSNAP USA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS No. 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an issuer to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under Accounting Principles Board (APB) Opinion No. 25. We do not believe the adoption of SFAS No. 123 (R) will have a material impact on our financial statements.

NOTE C - ACCOUNTS PAYABLE

At September 30, 2005 accounts payable consisted of the following:

Vendors payable	$14,441
Board member expense reimbursements payable	3,568
$18,009

NOTE D - NOTES PAYABLE

On August 31, 2005, the Company entered into a $16,500 loan agreement with one of its directors. The short-term note carries no interest and is due upon the Company receiving incoming financing of $1 million or greater. Interest, if imputed, would be immaterial to these financial statements taken as a whole.

The Company entered a $90,000 one-year Note with UpSNAP, Inc. on September 13, 2005 and an additional one-year $90,000 Note on September 14, 2005. The interest rate is 2%, payable annually, at UpSNAP, Inc.’s option in either the Company’s common stock or cash. The Company anticipates forgiveness of the loan upon consummation of the merger with UpSNAP, Inc. Interest accrued for the year ended September 30, 2005 was $163.

NOTE E - STOCKHOLDER’S EQUITY

The Company amended its Articles of Incorporation on December 15, 2004 to increase the authorized number of shares of capital stock from a single class of 75,000 shares of common stock with no par value to 25,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of Series A Preferred stock with a par value of $0.0001 per share.

UPSNAP USA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

Common Stock

The Company issued 9,999,999 shares of common stock to its directors on December 20, 2004 for $3,000 of which, $2,000 was paid in cash and $1,000 was paid by director’s reimbursable company expense.

Holders of common stock are entitled to one vote for each share of stock held and the right to share in the dividends and other distributions from the Company according to such holder’s proportionate interest in the issued and outstanding Common Stock of the Company, subject to the rights and preferences of each series of the Company’s preferred stock as may be designated from time to time by the Board of Directors.

The holders of common stock have preemptive rights to purchase shares necessary to maintain each Shareholder’s interest if the Board of Directors authorizes the Company to issue shares of Common Stock or other securities that are exercisable for, convertible into or exchangeable for shares of Common Stock. The Secretary of the Company shall promptly deliver written notice of such authorization to each Shareholder. Each Shareholder shall be permitted to purchase on the terms set forth in such written notice up to that number of shares of Common Stock necessary to maintain such Shareholder’s Interest These preemptive rights shall terminate and be of no further force or effect immediately prior to, on and after an Initial Public Offering.

Preferred Stock

The company has not made provisions for the rights associated with the Series A Preferred stock.

Donated capital

Donated capital represents Company expenses paid by certain directors of the Company totaling $146,999 during the period from inception to September 30, 2005 (See Note G).

NOTE F - INCOME TAXES

For the 12 month period ended September 30, 2005, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2005, the Company had approximately $186,060 respectively of accumulated federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2024.

The components of the Company’s deferred tax asset are as follows:

As of September 30
2005
Deferred tax assets:
Net operating loss carryforwards	$186,060
Total deferred tax assets	186,060

Net deferred tax assets before valuation allowance	186,060
Less: Valuation allowance	(186,060)
Net deferred tax assets	$-0-

For financial reporting purposes, the Company has incurred a loss since its inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2005.

UPSNAP USA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

Twelve Month Period Ended September 30
2005
Federal and state statutory rate	$63,260
Change in valuation allowance on deferred tax assets	(63,260)
$0

NOTE G - RELATED PARTY TRANSACTION

On May 1, 2004, the Company executed a $30,000 note with its directors which would allow the Company to borrow from these directors when funds are needed. The note is non-interest bearing, unsecured and is for an 18 month term. The noteholders, upon receipt of incoming financing of $1 million or more by the end of the term, will forgive the note. The company had borrowed $30,000 as of September 30, 2005, however, the note was forgiven and treated as donated capital as of that date (See Note E).

On May 1, 2005, the Company executed a $250,000 note with its directors which would allow the Company to borrow from these directors when funds are needed. The note is non-interest bearing, unsecured and is for a 12 month term. The noteholders, upon receipt of incoming financing of $1 million or more by the end of the term, will forgive the note. The company had borrowed $116,199 as of September 30, 2005, however, the note was forgiven and treated as donated capital as of that date (See Note E).

Total donated capital at September 30, 2005 amounted to $146,999.

Interest, if imputed, would not be material to the financial statements taken as a whole and has thus not been accrued.

NOTE H - GOING CONCERN

As shown in the accompanying financial statements, the Company has accumulated net losses from operations totaling $186,060, and as of September 30, 2005, has had no revenue from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has generated no revenue from its planned principal operations. In order to obtain the necessary capital, the Company is planning on raising funds via private placement offerings. If the securities offerings do not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as loans over the next 12-month period. However, the Company is dependent upon its ability to secure financing, and there are no assurances that the Company will be successful. Without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE I - CONCENTRATION OF CREDIT RISK

The Company has deposits of $75,611 in a bank in excess of federally insured limits at September 30, 2005. The amount has not been reduced by items recorded in the account not yet clearing the bank.

UPSNAP USA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

Management periodically reviews the adequacy and strength of the financial institutions and deems this to be a calculated risk.

NOTE J - ACQUISITION OF UPSNAP, INC.

UpSNAP, Inc. (formerly Manu Forti Group, Inc.) (Subsidiary), a publicly traded shell company listed on the OTC Bulletin Board (previously an exploration stage company), was incorporated in the state of Nevada, on July 25, 2003. The Subsidiary contracted to acquire a mineral property interest but was unable to determine whether the property contained mineral resources that were economically recoverable and subsequently ceased all mining related activities.

On August 24, 2005, the Subsidiary entered into a binding Letter of Intent (LOI) with UpSNAP USA, Inc. (the Company). Pursuant to the LOI, the Subsidiary effected a “firm commitment” round of equity financing up to One Million Nine Hundred and Eighty Thousand (USD$1,980,000.00) Dollars, hereinafter referred to as the Private Placement Memorandum (PPM). Pursuant to the PPM, during September, 2005, the Subsidiary received $1,470,377 in exchange for 1,633,752 shares of common stock at $0.90 per share. Each share purchased pursuant to the PPM has one non-transferable Series A Warrant attached with an exercise price of $1.50 and a term of twelve months.  At September 30, 2005 no shares were issued in connection with the PPM.

In October, 2005 the Subsidiary, a corporation incorporated under the laws of the State of Nevada entered into a definitive share exchange agreement with all of the shareholders of the Company, a corporation also incorporated under the laws of the State of Nevada. Under the terms of the agreement the Subsidiary shall issue 11,730,000 shares of its common stock for all of the issued and outstanding stock of the Company. In addition, there are being issued 370,000 shares to Viant Capital LLC for investment banking services rendered to the Company. These shares together with shares issued in debt conversions, private placement and the forward split of the stock bring the total outstanding to 18,788,494 shares. The exchange has been accounted for as a recapitalization effected through a reverse merger, wherein the Company is considered the acquirer (Parent) for accounting and financial reporting purposes. In anticipation of a successful merger, the Subsidiary’s Board of Directors approved a name change from Manu Forti Group, Inc. to UpSNAP, Inc. on November 3, 2005.

NOTE K - SUBSEQUENT EVENTS

Subsequent to year end the Company consummated the Share Exchange Agreement through signing the agreement and the shares were exchanged.

From September 30, 2005, through October 31, 2005 UpSNAP, Inc. (the Subsidiary) received an additional $675,823 pursuant to the September 2005 private placement. All shares were issued October 31, 2005

On October 31, 2005, the Board of Directors of the Subsidiary voted to amend the September 2005 private placement to accept the oversubscribed amount of $166,200.

On November 15, 2005, the Definitive Share Exchange Agreement was duly signed. 11,730,000 shares of common stock were issued to the former stockholder’s of UpSnap USA, Inc. Additionally, 370,000 shares of common stock and 560,000 warrants were issued to Viant Capital, LLC in consideration for services provided.

XSVOICE, INC.

REPORT ON AUDIT OF FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
XSVoice, Inc.

We have audited the accompanying balance sheet of XSVoice, Inc., as of December 31, 2005, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2005 and 2004, respectively. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of XSVoice, Inc. as of December 31, 2005 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2005 and 2004, respectively in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are described in Note F. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bedinger & Company Certified Public Accountants Concord, California March 10, 2006

XSVOICE, INC.
Balance Sheet
December 31, 2005

December 31,
2005

ASSETS

CURRENT ASSETS
Cash	$12,737
Accounts receivable (Notes B and J)	150,634

TOTAL CURRENT ASSETS	163,372

Fixed assets, net (Note D)	191,243

Deposits	7,500

TOTAL ASSETS	$362,115

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses (Note C)	$707,840
Related party notes payable (Note H)	19,518
Accrued interest payable	50,011
Notes payable (Note H)	611,840

TOTAL CURRENT LIABILITIES	1,389,209

STOCKHOLDERS’ EQUITY (Note G)

Class A - Voting Common stock, par value $.001, 20,000,000 shares authorized; issued and outstanding 8,882,178 at December 31, 2005	8,882

Class B - Non-Voting Common stock, par value $.001, 1,500,000 shares authorized; issued and outstanding 785,000 December 31, 2005	785

Additional paid-in capital	3,718,629

Treasury stock	(22,750)
Retained Earnings <Deficit>	(4,732,640)

TOTAL STOCKHOLDERS’ EQUITY <DEFICIT>	(1,027,094)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$362,115

See Notes to Financial Statements

XSVOICE, INC.
Statements of Operations
Years Ended December 31, 2005 and 2004

	Year Ended December 31,
	2005	2004
REVENUES
Sales	$840,002	$419,920
Cost of sales	(344,228)	(338,950)
Gross profit	495,774	80,970

EXPENSES
Selling, general and administrative	1,162,186	2,146,393
Depreciation	68,494	55,335
Total expense	1,230,680	2,201,728

Loss from operations	(734,905)	(2,120,758)

OTHER INCOME AND EXPENSES
Gain on forgiveness of debt	9,526	94,204
Gain on sale of assets	59,400
Gain on settlement with vendors	69,279
Interest income		21
Vendor reimbursement for equipment		33,250
Other income	80	88
Loan cost expense	(66,503)	(1,100)
Interest expense	(68,195)	(4,551)
Total other income and expenses	3,588	121,913

NET INCOME (LOSS)	$(731,318)	$(1,998,845)

Weighted average shares outstanding
Basic	9,825,681	8,939,906
Diluted	12,457,346	10,530,517

Loss per share	($0.07)	($0.22)

See Notes to Financial Statements

XSVOICE, INC.
Statements of Stockholders’ Equity
Years Ended December 31, 2005 and 2004

	Class A - Voting Common Stock		Class B - Non Voting Common Stock
	Number of		Number of		Additional Paid-in	Treasury	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Stock	<Deficit>	<Deficit>
December 31, 2003	6,722,296	$6,722	785,000	$785	$1,876,599	$-	$(2,002,478)	$(118,371)

Shares issued for services	962,632	963			1,024,477			1,025,440
Exercise of warrants	295,000	295			58,705			59,000
Shares issued for cash	550,000	550			549,450			550,000
Net loss							(1,998,845)	(1,998,845)

BALANCES
December 31,2004	8,529,928	$8,530	785,000	$785	$3,509,231	-	($4,001,323)	(482,777)

Shares issued for services	325,000	325			162,175			162,500
Exercise of warrants	25,000	25			4,975			5,000
Shares issued for cash	125,000	125			24,875			25,000
Shares issued to lender	100,000	100			39,900			40,000
Shares redeemed	(222,750)	(223)			(22,527)	(22,750)		(45,500)
Net loss							(731,318)	(731,318)

BALANCES
December 31, 2005	8,882,178	$8,882	785,000	$785	$3,718,629	$(22,750)	$(4,732,640)	$(1,027,094)

See Notes to Financial Statements

XSVOICE, INC.
Statements of Cash Flows
Years Ended December 31, 2005 and 2004

	Year Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash received from customers	$1,108,395	$417,831
Other operating cash receipts	3,656	745
Cash provided by operating activities	1,112,051	418,577

Cash paid to suppliers	617,477	296,775
Cash paid to employees and independent contractors	661,009	654,182
Cash paid for expenses	219,262	203,398
Cash paid for interest expense	18,092	-
Cash paid for operating activities	1,515,839	1,154,356

NET CASH USED FOR OPERATING ACTIVITIES	(403,788)	(735,779)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of furniture and equipment	(95,027)	(19,480)
Vendor reimbursement for equipment	42,000	-
Deposits	-	(7,500)
NET CASH USED FOR INVESTING ACTIVITIES	(53,027)	(26,980)

CASH FLOWS FROM FINANCING ACTIVITIES:

Sale of common stock	30,000	609,000
Borrowing of notes payable	500,000	186,000
Repayment of notes payable	(74,160)	(60,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	455,840	735,000

NET INCREASE <DECREASE> IN CASH	(975)	(27,759)

CASH, beginning of period	13,712	41,472

CASH, end of period	$12,737	$13,712

See Notes to Financial Statements

XSVOICE, INC.
Statements of Cash Flows (continued)
Years Ended December 31, 2005 and 2004

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net loss	$(731,318)	$(1,998,845)
Adjustments to reconcile net loss
to net cash used by operating activities:
Depreciation	68,494	55,335
Gain on forgiveness of debt	(78,806)	(94,204)
Shares issued for services	162,500	1,025,440
Gain on sale of assets	(59,400)	-
Shares issued to lender	40,000
CHANGES IN CURRENT ASSETS AND CURRENT LIABILITIES:
(Increase) decrease in current assets:
Accounts receivable	(112,123)	(38,511)
Deferred Loan Closing Costs		1,100
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	263,707	323,069
Accrued interest payable	43,158	(9,163)

NET CASH USED FOR OPERATING ACTIVITIES	(403,788)	(735,779)

NON-CASH STOCK TRANSACTIONS

Shares issued for services	$162,500	$1,025,440
Shares issued to lender	$40,000	$-

See Notes to Financial Statements

NOTE A - ORGANIZATION

XSVoice, Inc. (the “Company”) was incorporated on December 1, 2000 (Inception) under the laws of the State of Tennessee. The Company has headquarters in Nashville, Tennessee.

The Company is a wireless platform and application developer that, through its proprietary SWInG (Streaming Wireless Internet Gateway) technology, enables mobile access to virtually any type of audio content, including Internet-based streaming audio, radio, television, satellite or other audio source. Thanks to XSVoice’s technology, carrier distribution channels and premium content provider relationships, wireless users can access a continuously growing array of streaming, mobile-oriented information and entertainment services.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

These financial statements have been prepared by management in accordance with accounting principals generally accepted in the United States. The significant accounting principles are as follows:

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment on a double declining basis using the following lives:

Computer equipment and software:	5 years
Furniture and equipment:	7 years
Leasehold improvements:	39 years

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2005, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management’s judgment and available information and, consequently, actual results could be different from these estimates.

Research and Development Expenditures

Research and development expenses consist primarily of professional services provided for the development of the SWInG (Streaming Wireless Internet Gateway) technology. The Company follows the guidelines in Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Expenditures, including equipment used in research and development activities, are expensed as incurred.

The Company receives revenue from the wireless carriers by providing streaming audio content that the carriers make available to their mobile handset customers. The Company recognizes revenue on the net funds received from the wireless carriers. Under the guidance provided by the SEC Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition” and the Emerging Issues Task Force (“EITF”) Abstract No. 99-19 “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”), the carriers provide the service to their mobile handset user and remit a percentage of revenues generated to the Company, therefore the Company recognizes as revenue only the net fees realized on the transactions.

The Company also contracts with third party content providers who are paid by the Company a fixed percentage of the net revenues received by the Company from the carriers. The payments to these third party content providers are treated as cost of sales.

Revenue Recognition

The Company generating revenues when cellular telephone users access the Company’s content through one of the cellular telephone carriers. Revenue is recognized when the Company receives usage confirmation from a cellular telephone carrier. Revenues are net after the carrier takes out its share. Cost of revenues consists primarily of revenue share arrangements with the company’s carrier and content provider partners.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Accounts receivable

Accounts deemed uncollectible are written off in the year they become uncollectible.

Long-lived assets

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Advertising costs

The Company expenses all costs of advertising as incurred. Advertising costs of $329 and $7,099 were incurred for the years ended December 31, 2005 and 2004 respectively.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Loss per Common Share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and convertible securities using the “if-converted” method. The assumed exercise of options and warrants and assumed conversion of convertible securities have not been included in the calculation of diluted loss per share as the affect would be anti-dilutive.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS No. 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an issuer to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under Accounting Principles Board (APB) Opinion No. 25. We do not believe the adoption of SFAS No. 123 (R) will have a material impact on our financial statements.

In May 2005, the FASB issued SFAS No. 154 “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3.” This Statement replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle.  It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provision. When a pronouncement includes specific transition provisions, those provisions should be followed. The Company has no transactions that would be subject to SFAS 154.

NOTE C - ACCOUNTS PAYABLE

At December 31, 2005 accounts payable consisted of the following:

Vendors payable	$286,399
Payable to former stockholders	27,500
Board member expense reimbursements payable	21,891
Deferred compensation	372,050
$707,840

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2005:

Furniture and Fixtures	$8,830
Equipment	136,192
Computer Systems	278,161
Leasehold Improvements	5,440
428,623
Less: Accumulated. Depreciation	(237,380)
Total Fixed Assets	$191,243

NOTE E - INCOME TAXES

For the 12 month period ended December 31, 2005, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2005, the Company had approximately $4,552,000 respectively of accumulated federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2021.

The components of the Company’s deferred tax asset are as follows:

As of December 31
2005
Deferred tax assets:
Net operating loss carryforwards	$4,552,000
Total deferred tax assets	4,552,000

Net deferred tax assets before valuation allowance	4,552,000
Less: Valuation allowance	(4,552,000)
Net deferred tax assets	$-0-

For financial reporting purposes, the Company has incurred a loss since its inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2005.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

Twelve Month Period Ended December 31
2005
Federal and state statutory rate	$1,593,200
Change in valuation allowance on deferred tax assets	(1,593,200)
$0

NOTE F - GOING CONCERN

As shown in the accompanying financial statements, the Company has accumulated net losses from operations totaling $4,732,640, and as of December 31, 2005. This factor raises substantial doubt about the Company’s ability to continue as a going concern.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE G - STOCKHOLDER’S EQUITY

Class A - Voting Common Stock

Holders of Class A Common Stock are entitled to one vote for each share of stock held and the right to share in the dividends and other distributions from the Company according to such holder’s proportionate interest in the issued and outstanding Common Stock of the Company. Holders of Class A Common Stock are not entitled to redemption or conversion rights, or preemptive rights with respect to any shares or other securities of the corporation that may be issued.

Class B - Non-Voting Common Stock

Holders of Class B Non-Voting Common Stock are entitled to o share in the dividends and other distributions from the Company according to such holder’s proportionate interest in the issued and outstanding Common Stock of the Company. Holders of Class B Non-Voting Common Stock are not entitled to redemption or conversion rights, or preemptive rights with respect to any shares or other securities of the corporation that may be issued. In all respects, except voting rights, holders of Non-Voting Common Stock shall have the same preferences, limitations and relative rights as the holders of Common Stock.

Stock Issued for Cash

During the year ended December 31, 2004, the Company issued 550,000 shares of Class A - Voting Common Stock in exchange for cash of $550,000.

During the year ended December 31, 2005, the Company issued 125,000 shares of Class A - Voting Common Stock in exchange for cash of $25,000.

Stock Issued for Services

During the year ended December 31, 2004, the Company issued 962,632 shares of Class A - Voting Common Stock in exchange for services with a total value of $1,025,440.

During the year ended December 31, 2005, the Company issued 325,000 shares of Class A - Voting Common Stock in exchange for services with a total value of $162,500.

Stock Issued to Lender

During the year ended December 31, 2005, the Company issued 100,000 shares of Class A - Voting Common Stock as part of the consideration for the Note from a Tennessee partnership. See Note H - Notes Payable.

Shares Redeemed

During the year ended December 31, 2005, shareholders redeemed a total of 222,750 shares of Class A - Voting Common Stock in exchange for $22,750. The company paid this obligation in January 2006. See Note N- Subsequent Events.

Warrant Activity

During the year ended December 31, 2004 we issued 295,000 shares of Class A - Voting Common Stock in exchange for $59,000.

During the year ended December 31, 2005 we issued 25,000 shares of Class A - Voting Common Stock in exchange for $5,000.

NOTE H - NOTES PAYABLE

Unsecured note payable to the Company’s Chairman in the amount of $23,518. The Note carries an interest rate of 6% and is due on demand. As of December 31, 2005 this Note remains unpaid and no demand has been made.

In October, 2004, the Company entered into separate $5,000 loans with two of its shareholders. The short-term notes carry no interest. Interest, if imputed, would be immaterial to these financial statements taken as a whole.

On November 5, 2004, the Company entered into a $176,000 Note with one of its carrier partners. The interest rate is 5% above the prime rate and is subject to an additional 2% after any Event of Default. The Company made a $62,500 principal payment on May 31, 2005. The principal sum and all unpaid interest were due to be paid in full by November 30, 2005. The Company is currently in default of this obligation which at December 31, 2005 consisted of principal of $113,500 and accrued interest of approximately $20,921.

The Company believes that it had an understanding with the management team of the customer that the remaining outstanding balance would be either capitalized or discounted in its entirety based upon work the Company was asked to perform for the customer. In reliance upon the arrangement, the Company performed the requested work, but the new work product was never acted upon by the customer due to a series of unrelated business events. Based upon the new arrangement and work performed, the Company has made no further payments to the customer and the customer has made no demand for any such payment.

The Company entered a $500,000 one-year Note with a Tennessee general partnership on February 16, 2005, payable in two distributions of $250,000 each which were made in February and June 2005. The terms of the Note included the issuance of 100,000 shares of class A common stock, 625,000 stock options for class A common stock at an option price of $0.40 per share, and the payment of a 5% Loan Fee and expenses related to the Note. The interest rate is 1% per month on the outstanding principal balance. Payment terms were no principal and interest capitalized for the first three months, payments of interest only for the fourth through sixth month, principal payments amortized over 36 months and interest for the seventh through eleventh month, and outstanding principal and interest for the twelfth month. As of December 31, 2005, the principal due on the note was $488,340 and accrued interest payable was approximately $27,000. The Note was converted to shares subsequent to year end; see Note-N Subsequent Events.

Total interest expense for the years ended December 31, 2005 and 2004 was $68,195 and $ 4,551, respectively.

NOTE I - COMPANY IS DEPENDENT ON A MAJOR CARRIER

The Company is dependent on third-party wireless carriers to provide access to mobile phone users. In 2005 and 2004, virtually all of the company’s revenues were generated by a single wireless carrier. The loss of this carrier or lack of access to other carrier’s networks could have a material adverse effect on the Company.

NOTE J - CONCENTRATION OF ACCOUNTS RECEIVABLE

At December 31, 2005, one customer accounted for 82% of the Company’s accounts receivable.

NOTE K - RELATED PARTY TRANSACTION

The Chairman of the Board of the Company provides services to the Company through his independent consulting firm. Total cash compensation paid during the year ended December 31, 2005 was approximately $86,410.

NOTE L - WARRANTS

At December 31, 2005, the Company had 2,631,665 Warrants outstanding entitling the holder thereof the right to purchase one common share for each warrant held as follows:

Number of Warrants	Exercise Price per Warrant	Expiration Date
45,000	$ 0.25	90 days after $5 Million raise
30,000	$ 0.25	90 days after $5 Million raise
20,000	$ 0.25	90 days after $5 Million raise

50,000	$ 0.25	90 days after $5 Million raise
20,000	$ 1.00	90 days after $5 Million raise
50,000	$ 0.25	90 days after $5 Million raise
50,000	$ 0.25	90 days after $5 Million raise
50,000	$ 0.25	90 days after $5 Million raise
25,000	$ 0.25	90 days after $5 Million raise
25,000	$ 0.25	90 days after $5 Million raise
166,666	$ 0.60	90 days after $5 Million raise
666,666	$ 0.60	7/14/2006
183,333	$ 0.60	90 days after $5 Million raise
1,250,000	$ 0.35	30 days after change of control
2,631,665

The Company had 295,000 warrants exercised during the year ended December 31, 2004 in exchange for cash consideration of $59,000. The Company had 25,000 warrants exercised during the year ended December 31, 2005 in exchange for cash consideration of $5,000.

NOTE M - COMMITMENTS

The Company executed a five year lease on February 13, 2004 for approximately 3,830 square feet of office space. The lease extends through March 31, 2009 at a current rate of $5,107 per month.  Future maturities associated with this commitment are as follows:

Year Ended December 31
2006	$62,716
2007	64,631
2008	66,546
2009	16,756

NOTE N - SUBSEQUENT EVENTS

On January 6, 2006 (“Closing Date”), UpSNAP, Inc., a Nevada corporation, completed an acquisition of substantially all of the assets of XSVoice, Inc.

Pursuant to the Asset Purchase Agreement, dated as of the Closing Date (“Asset Purchase Agreement”), UpSNAP, Inc. acquired from the Company substantially all of the Company’s assets used or useful in connection with the conduct of, or arising out of the conduct of, the Company’s business (the “Business”). UpSNAP, Inc. also assumed certain liabilities of the Company relating to the assets acquired.

In addition to assuming certain liabilities, UpSNAP, Inc. paid to the Company an aggregate purchase price (together with the amounts described in the next paragraph, “Purchase Price”) consisting of (i) $198,828.81 in cash, paid to the Company on the Closing Date (the “Closing Payment”); (ii) an additional $500,000 to be delivered to Company if and when a majority of UpSNAP’s Series A Warrants are exercised or at least $3,200,000 of additional equity capital has been raised by UpSNAP within 12 months from the Closing Date (the “Warrant Payment” and together with the Closing Payment the “Cash Consideration”). Amounts received in connection with the Warrant Payment will be held and distributed pursuant to the terms of the escrow agreement executed by and among the Company, UpSNAP, Inc. and an escrow agent (the “Escrow Agreement”); and (iii) 2,258,470 unregistered shares of UpSNAP, Inc. common stock, $.001 par value (“Common Stock”), of which 590,710 shares will be delivered to the Escrow Agent to be held and distributed pursuant to the terms of the Escrow Agreement.

The escrow was set up in order to guaranty that certain revenue targets are achieved and to indemnify UpSNAP, Inc. against breaches by the Company under the Asset Purchase Agreement. The escrowed assets are to be released to the Company as certain target revenues are achieved by the Business in accordance with the provisions of the Asset Purchase Agreement.

The Company began the dissolution process in January 2006. As part of this process, the Company notified all warrant holders that all outstanding warrants needed to be exercised within 90 days of the sale of the Company’s assets, or April 6, 2006.

On January 6, 2006, the Company issued 2,854,404 shares of its Class A Common Stock. 45,000 of these shares were issued for $0.25 warrants. 2,809,404 shares were issued to extinguish liabilities:

Number of Shares	Value per Share	Liability extinguished
2,061,360	$0.25	Note payable
359,661	$0.50	Deferred compensation
261,765	$0.50	Accrued compensation

In January 2006, the Company paid $22.750 for the shares of Common Stock redeemed in November 2005.

UPSNAP, INC.

8,190,062 shares of common stock

PROSPECTUS

_________________, 2006

Dealer Prospectus delivery obligation

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Business Corporation Act provides for the indemnification of directors and offices.  Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Nevada law. Accordingly, no director or officer will have any personal liability to us or to any of our stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this exclusion does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

However, insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of ours in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee and the NASD fee, are estimates. We will pay all these expenses.

Amount to be Paid
SEC Registration Fee	$2,191
Printing Fees and Expenses	1,200
Legal Fees and Expenses	115,000
Accounting Fees and Expenses	15,000
Miscellaneous	5,000
Total	$23,391

Item 26. Recent Sales of Unregistered Securities

On July 29, 2003, we issued 2,600,000 shares of common stock to the founders of the Company. The issuance of our shares to these individuals was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

On November 15, 2005, we issued 11,730,000 shares of our common stock to the former stockholders of UpSNAP USA. The issuance of our shares to these individuals was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

In September and October of 2005, we completed a private placement in which we sold 2,384,668 shares of our common stock at a price of $0.90 per share for aggregate gross proceeds of $2,146,200 and issued series A warrants to purchase up to an additional 2,384,668 shares of our common stock at an exercise price of $1.50 per share. The shares and warrants were offered and sold to investors in reliance upon exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 506 thereunder. Each of the investors qualified as an accredited investor as defined by Rule 501 under the Securities Act.

On October 31, 2005, we entered into a Debt Conversion Agreement with four holders of our notes having an aggregate principal amount plus accrued interest of $145,363. Under the Debt Conversion Agreement, we converted all of these notes and any accrued interest into our common stock at a rate of $0.50 per share. An aggregated 290,726 shares of our common stock were delivered to the holders of the notes. The shares were offered and sold in reliance upon an exemption from registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

In October 2005, we issued 1,500,000 series B warrants to purchase an equal number of shares of our common stock to Sundar Communications in consideration of investor relations services provided by Sundar Communications. We also issued 700,000 series B warrants to ExecutivesCorner LLC giving them the right to purchase an equal number of shares in consideration of investor relations services provided by ExecutivesCorner LLC. These warrants have an exercise price of $1.10 and expire in five years. The warrants were offered and sold in reliance upon an exemption provided by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

In November 2005, we issued 370,000 shares of our common stock and 560,000 warrants to Viant Capital LLC, a registered broker-dealer, in consideration for services provided to us. These warrants have an exercise price of $0.90 and expire in five years. The warrants were offered and sold to Viant Capital LLC in reliance upon the exemption provided by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering. Viant Capital LLC qualifies as an accredited investor as defined by Rule 501 under the Securities Act.

In January 6, 2006, we issued 2,258,470 shares of our common stock to XSVoice, Inc. in connection with our acquisition of substantially all of its assets. The issuance of our shares to XSVoice was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are Accredited Investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 27.  Exhibits and Financial Statement Schedules

The following exhibits are included as part of this Form SB-2.

Exhibit No.	Description

2.1
Share Exchange Agreement, dated November 15, 2005, by and among UpSNAP, Inc. and the former stockholder of UpSNAP USA (incorporated by reference to Exhibit 2.1 in our current report on Form 8-k filed on November 16, 2005)

3.1.1
Articles of Incorporation as filed with the Secretary of State of the State of Nevada on July 25, 2003 (incorporated by reference to Exhibit 3.1 in our Registration Statement on Form SB-2 filed on September 18, 2003)

3.1.2	Certificate of Amendment filed on November 7, 2005 (incorporated by reference to Exhibit 3.1 in our current report on Form 8-K filed on November 16, 2005)

3.2	Bylaws adopted on July 25, 2003 (incorporated by reference to Exhibit 3.2 in our Registration Statement on Form SB-2 filed on September 18, 2003)

5	Opinion of Thelen Reid & Priest LLP as to the legality of the shares (Incorporated by reference to Exhibit 5 to our Form SB-2 filed with the Securities and Exchange Commission on June 1, 2006)

10.1	Form of Subscription Agreement for September 2005 Private Placement (incorporated by reference to Exhibit 10.1 in our quarterly report for the fiscal period ended September 2005)

10.2	Form of Registration Rights Agreement for September 2005 Private Placement (incorporated by reference to Exhibit 10.2 in our quarterly report for the fiscal period ended September 2005)

10.3
Debt Conversion Agreement, dated October 31, 2005, among UpSNAP, Inc., 518464 B.C. Ltd., Art Map Communications, Inc., Jason Sundar, and Yvonne New (incorporated by reference to Exhibit 10.3 in our quarterly report for the fiscal period ended September 2005)

10.4.1	Notice Extending Series A Warrants, dated September 18, 2006 (filed herewith)

10.4	Form of Series A Warrant (incorporated by reference to Exhibit 10.4 in our quarterly report for the fiscal period ended September 2005)

10.5	Form of Series B Warrant (incorporated by reference to Exhibit 10.5 in our quarterly report for the fiscal period ended September 2005)

10.6	Directors and Officers Insurance Policy, dated October 18, 2005 (incorporated by reference to Exhibit 10.6 in our quarterly report for the fiscal period ended June 30, 2006)

10.7	Ingenio Pay Per Call Advertising Distribution Agreement dated as of March 9, 2006(incorporated by reference to Exhibit 10.7 in our Registration Statement on Form SB-2 filed on August 24, 2006)

10.8	Asset Purchase Agreement, dated January 6, 2006, by and between UpSNAP, Inc. and XSVoice, Inc. (incorporated by reference to Exhibit 10.1 in our current report on Form 8-K filed on January 12, 2006)

10.9	Confirmatory Assignment, dated June 1, 2005, by and between UpSNAP USA, Inc. and Alto Ventures, Inc. (incorporated by reference to Exhibit 10.6 in our quarterly report for the fiscal period ended on December 31, 2005)

10.10	Nextel Online Handset Placement Agreement with Nextel Finance Company Incorporated by reference to Exhibit 10.10 to our Form SB-2 filed with the Securities and Exchange Commission July 12, 2006).

10.11	Commerical Service Agreement between UpSNAP, Inc. and Simplewire, Inc. dated February 7, 2006 Incorporated by reference to Exhibit 10.11 to our Form SB-2 filed with the Securities and Exchange Commission July 12, 2006)

10.12	Letter Agreement between UpSNAP, Inc. and Tony Philipp dated July 10, 2006 Incorporated by reference to Exhibit 10.12 to our Form SB-2 filed with the Securities and Exchange Commission July 12, 2006)

10.13	Letter Agreement between UpSNAP, Inc. and Richard Jones dated July 10, 2006 Incorporated by reference to Exhibit 10.13 to our Form SB-2 filed with the Securities and Exchange Commission July 12, 2006)

10.14	Letter Agreement between UpSNAP, Inc. and Paul Schmidt dated July 10, 2006 Incorporated by reference to Exhibit 10.14 to our Form SB-2 filed with the Securities and Exchange Commission July 12, 2006)

14	Code of ethics (incorporated by reference to Exhibit 14 in our transitional annual report for the fiscal period from March 31, 2005 to September 30, 2005)

21	List of subsidiaries of the registrant (incorporated by reference to Exhibit 21 in our Registration Statement on Form SB-2 filed on December 30, 2005)

23.1	Consent of Beckstead & Watts, LLP (incorporated by reference to Exhibit 23.1 in our Registration Statement on Form SB-2 filed on August 24, 2006)

23.2	Consent of Moen & Company (incorporated by reference to Exhibit 23.2 in our Registration Statement on Form SB-2 filed on August 24, 2006)

23.3	Consent of Bedinger & Company (incorporated by reference to Exhibit 23.3 in our Registration Statement on Form SB-2 filed on August 24, 2006)

23.4	Consent of Thelen Reid & Priest LLP, included in Exhibit 5

24.1	Power of Attorney (Incorporated by reference to page II-5 of our Form SB-2 filed with the Securities and Exchange Commission July 12, 2006)

Item 28. Undertakings

The undersigned registrant hereby undertakes to:

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)  Include any prospectus required by Section 10(a)(3) of the Securities Act, and

(b)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(c)  Include any additional or changed material information on the plan of distribution.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) under the Securities Act) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) under the Securities Act) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the registrant and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Davidson, North Carolina, on the 18th day of September 2006.

UpSNAP, Inc.
September 18, 2006	By:	/s/ Tony Philipp
Tony Philipp Chief Executive Officer

UpSNAP, Inc.
September 18, 2006	By:	/s/ Paul Schmidt
Paul Schmidt Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date stated.

September 18, 2006	By:	/s/ Tony Philipp
Tony Philipp Chief Executive Officer, President and Director (Principal Executive Officer)

September 18, 2006	By:	/s/ Paul Schmidt
Paul Schmidt Chief Financial Officer (Principal Accounting and Financial Officer)

September 18, 2006	By:	/s/ *
Richard Jones Vice President of Content and Director

September 18, 2006	By:	/s/ *
Mark McDowell Director

September 18, 2006	By:	/s/ *
Richard A. Von Gnechten Director

* Executed by Tony Philipp, as Attorney-in-fact.

EXHIBIT INDEX

Exhibit No.	Description

10.4.1	Notice Extending Series A Warrants, dated September 18, 2006